                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION












                           PURCHASE AND SALE AGREEMENT



                                  BY AND AMONG



                         PINKERT INDUSTRIAL GROUP, LLC,

                                       AND

                           LEAVITT TUBE COMPANY, INC.

                                AND JOINED IN BY

                                  DALE PINKERT

                                 ROBERT PINKERT

                                       AND

                              CHASE INDUSTRIES INC.

                                   DATED AS OF

                                 MARCH 15, 2001

                                TABLE OF CONTENTS


                                                                                             Page

1.         Purchase and Sale....................................................................1
   1.1.    The Shares...........................................................................1
   1.2.    Purchased Assets.....................................................................1
   1.3.    Excluded Assets......................................................................3

2.         Purchase Price.......................................................................4
   2.1.    Amount of the Purchase Price.........................................................4
   2.2.    Allocation of the Purchase Price among the Shares and Purchased Assets...............4
   2.3.    Assumed Liabilities..................................................................4
   2.4.    Excluded Liabilities.................................................................6

3.         Closing..............................................................................7
   3.1.    Time and Place of the Closing........................................................7
   3.2.    Procedure at the Closing.............................................................7
   3.3.    Effective Time.......................................................................8
   3.4.    Adjustment of Purchase Price.........................................................8
   3.5.    Accounts Receivable Adjustment......................................................10
   3.6.    Non-Assignable Purchased Contracts..................................................12

4.         Representations and Warranties of Leavitt...........................................14
   4.1.    Organization, Power and Authority of Leavitt and Chase..............................14
   4.2.    Organization, Power, Authority and Qualifications of Sub............................14
   4.3.    Capital Stock of Sub................................................................14
   4.4.    Subsidiaries........................................................................14
   4.5.    Status and Effect of Delivery of the Shares.........................................14
   4.6.    Financial Statements................................................................14
   4.7.    Liabilities of Leavitt and Sub......................................................15
   4.8.    Tax Matters.........................................................................15
   4.9.    Real Estate of Leavitt and Sub......................................................17
   4.10.   Good Title to and Condition of the Purchased Assets.................................17
   4.11.   Licenses and Permits................................................................18
   4.12.   Proprietary Rights..................................................................18
   4.13.   Insurance...........................................................................18
   4.14.   Litigation..........................................................................18
   4.15.   No Material Adverse Change..........................................................18
   4.16.   Absence of Certain Acts or Events...................................................19
   4.17.   Compliance with Laws................................................................19
   4.18.   Environmental Matters...............................................................20
   4.19.   Employee Matters; Labor Relations...................................................21
   4.20.   Employee Benefit Plans..............................................................22
   4.21.   Product Recalls.....................................................................23
   4.22.   Material Agreements; Absence of Defaults............................................23
   4.23.   Due Authorization; Binding Obligation...............................................25
   4.24.   Intercompany Transactions...........................................................25


   4.25.   Purchased Inventory.................................................................25
   4.26.   Business Relations..................................................................25
   4.27.   Product Warranties..................................................................25
   4.28.   Location of Inventory and Assets....................................................26
   4.29.   No Production of Asbestos-Containing Products.......................................26
   4.30.   Final Sales.........................................................................26
   4.31.   Accounts Receivable.................................................................26
   4.32.   Manufacture of Tubing and Pipe......................................................26
   4.33.   Limitations on Leavitt's Representations and Warranties.............................26
   4.34.   Brokers.............................................................................27
   4.35.   True and Complete Copies............................................................27

5.         Representations and Warranties of Purchaser.........................................27
   5.1.    Organization, Power and Authority of Purchaser......................................27
   5.2.    Due Authorization; Binding Obligation...............................................27
   5.3.    Purchase for Investment.............................................................28
   5.4.    Investigation by Purchaser..........................................................28
   5.5.    Brokers.............................................................................28
   5.6.    Financial Resources.................................................................28

6.         Additional Covenants of the Parties.................................................28
   6.1.    All Reasonable Efforts..............................................................28
   6.2.    Conduct of Business Pending the Closing.............................................29
   6.3.    Access to the Properties and Records of the Business................................30
   6.4.    Bulk Sales Law......................................................................31
   6.5.    Expenses............................................................................31
   6.6.    Employee Matters....................................................................31
   6.7.    Obligation to Notify................................................................36
   6.8.    Financing Commitment................................................................37
   6.9.    Title Commitments; Surveys..........................................................37

7.         Conditions to the Obligation of Purchaser...........................................38
   7.1.    Accuracy of Representations and Warranties and Compliance with Obligations..........38
   7.2.    Certified Resolutions...............................................................38
   7.3.    Opinion of Counsel..................................................................39
   7.4.    Receipt of Necessary Consents.......................................................39
   7.5.    No Adverse Order....................................................................39
   7.6.    Purchased Leasehold Premises........................................................39
   7.7.    No Material Destruction.............................................................39

8.         Conditions to Obligations of Leavitt................................................39
   8.1.    Accuracy of Representations and Warranties and Compliance with Obligations..........39
   8.2.    Opinion of Counsel..................................................................40
   8.3.    Certified Resolutions...............................................................40
   8.4.    No Adverse Order....................................................................40

9.         Certain Actions After the Closing...................................................40
   9.1.    Purchaser to Act as Agent for Leavitt...............................................40
   9.2.    Purchaser Appointed Attorney for Leavitt............................................40


10.        Product Warranty and Liability Claims...............................................41
   10.1.   Product Warranty and Liability Claims; Cooperation in Litigation....................41

11.        Miscellaneous.......................................................................41
   11.1.   Brokers' Commission.................................................................41
   11.2.   Amendment and Modification..........................................................41
   11.3.   Termination.........................................................................41
   11.4.   Confidentiality.....................................................................44
   11.5.   Binding Effect; Assignment..........................................................46
   11.6.   Entire Agreement....................................................................46
   11.7.   Headings............................................................................46
   11.8.   Execution in Counterpart............................................................46
   11.9.   Notices.............................................................................46
   11.10.  Governing Law; Consent to Jurisdiction..............................................47
   11.11.  Limitation on Rights of Other Persons...............................................47
   11.12.  Severability........................................................................48
   11.13.  Certain Definitions.................................................................48
   11.14.  Purchaser Represented by Counsel....................................................48
   11.15.  Non-Competition.....................................................................48

12.        Survival of Representations, Warranties and Covenants...............................49
   12.1.   Survival of Representations and Warranties..........................................49
   12.2.   Survival of Covenants...............................................................49
   12.3.   Pursuit of Claims...................................................................49

13.        Indemnification and Procedures......................................................49
   13.1.   Indemnification.....................................................................49
   13.2.   Indemnification Procedures..........................................................51
   13.3.   Claims Limitations; Exclusive Remedies..............................................53
   13.4.   Tax Indemnification.................................................................54

14.        Exclusive Dealing...................................................................55
   14.1.   Prohibitions on Acquisition Proposals...............................................55
   14.2.   Terminations Related to Acquisition Proposal........................................55
   14.3.   Definition of Acquisition Proposal..................................................56

15.        Post-Closing Tax Matters............................................................56
   15.1.   Leavitt Tax Returns.................................................................56
   15.2.   Purchaser Tax Returns...............................................................56
   15.3.   Allocation of Straddle Period Taxes.................................................56
   15.4.   Cooperation.........................................................................57
   15.5.   Tax Refund..........................................................................57

16.        Inducement and Guaranty.............................................................57
   16.1.   Termination Fee.....................................................................57
   16.2.   Other Obligations...................................................................58

                                    EXHIBITS

        Exhibit A - Form of Transfer Agreement (ss.2.4.8)

        Exhibit B - Form of Opinion of Chase's and Leavitt's Counsel (ss.7.3)

        Exhibit C - Form of Opinion of Purchaser's, Dale R. Pinkert's and Robert
                    Pinkert's Counsel (ss.8.2)

                                    SCHEDULES


     Schedule 1.2.6   Purchased Contracts

     Schedule 1.2.8   Purchased Proprietary Rights and Proprietary Rights of Sub

     Schedule 1.3.3   Excluded Assets:  Intellectual Property

     Schedule 1.3.9   Non-Assumed Plans

     Schedule 2.2 Agreement Among Parties to File IRS Form 8594 - Asset Acquisition Statement

     Schedule 3.4     Closing Statement

     Schedule 3.4.1   Inventory Valuation

     Schedule 3.5     C.O.D. Customers

     Schedule 4.2     Material Agreements

     Schedule 4.3     Capital Stock of Sub

     Schedule 4.8     Tax Matters

     Schedule 4.9     Real Estate of Leavitt and Sub

     Schedule 4.10    Other Liens

     Schedule 4.11    Licenses and Permits

     Schedule 4.14    Litigation and Claims

     Schedule 4.16    Absence of Certain Acts or Events

     Schedule 4.17    Compliance with Laws

     Schedule 4.18    Environmental Matters

     Schedule 4.19    Employee Matters; Labor Relations

     Schedule 4.20    Benefits Plans and Policies Applicable to Employees

     Schedule 4.24    Intercompany Transactions

     Schedule 4.33    Individuals with Knowledge

     Schedule 6.2     Conduct of Business Pending the Closing

     Schedule 6.6.1   Employees Associated with the Business

     Schedule 6.6.2   Assumed Plans

     Schedule 7.4     Material Consents

                                                               Execution Version

                           PURCHASE AND SALE AGREEMENT



         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 15th day of March, 2001, by and among Pinkert Industrial Group, LLC, an Illinois limited liability company ("Purchaser"), and Leavitt Tube Company, Inc., a Delaware corporation ("Leavitt"), and is joined into by each of Dale R. Pinkert, Robert Pinkert and Chase Industries Inc., a Delaware corporation ("Chase"), solely for the purposes specifically provided in this Agreement.

         WHEREAS, Leavitt is a subsidiary of Chase;

         WHEREAS, Chase has joined into this Agreement to induce Purchaser to enter into and perform its obligations under this Agreement;

         WHEREAS, each of Dale R. Pinkert and Robert Pinkert has joined into this Agreement to induce each of Leavitt and Chase to enter into and perform its obligations under this Agreement; and

         WHEREAS, Leavitt desires to sell, convey, transfer and assign to Purchaser, and Purchaser desires to purchase from Leavitt, substantially all of the assets, properties and business of Leavitt (collectively, the "Business"), including all of the issued and outstanding shares of capital stock of Holco Corporation, an Illinois corporation ("Sub"), for a purchase price consisting of cash and the assumption by Purchaser of certain liabilities of Leavitt, all as herein provided and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, BE IT RESOLVED, that in consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

1.       PURCHASE AND SALE.

         1.1. THE SHARES. Leavitt agrees to and will sell, transfer, assign and deliver to Purchaser at Closing (as defined below), free and clear of all liens, pledges, encumbrances, obligations, charges, mortgages, claims and equitable interest of every kind, nature and description whatsoever (collectively, "Liens"), and Purchaser agrees to and will purchase and accept from Leavitt, on the terms and subject to the conditions set forth in this Agreement, all of the issued and outstanding shares of capital stock of Sub (the "Shares").

         1.2. PURCHASED ASSETS. Leavitt agrees to and will sell, transfer, assign and deliver to Purchaser at the Closing, free and clear of all Liens (except Permitted Encumbrances (as defined below)), on the terms and subject to the conditions set forth in this Agreement, all of the properties, business and assets of the Business of every kind and description, real, personal and mixed, tangible and intangible, wherever located (except those assets of the Business which are specifically excluded from this sale by Section 1.3 hereof and those which are already owned by Sub) as they shall exist at the Closing Date (as hereinafter defined) (collectively, the "Purchased

Assets"). Without limiting the generality of the foregoing, subject to Section 1.3, the Purchased Assets shall include the following:

                  1.2.1. All right, title and interest of Leavitt in and to (a) the real property described in Schedule 4.9 hereto, (b) the real property, buildings, facilities and other improvements thereon and (c) all easements, rights of way and other appurtenances thereto (the "Purchased Real Estate");

                  1.2.2. All of the interests of and the rights and benefits accruing to Leavitt as lessee of the real properties (the "Purchased Leasehold Premises") identified on Schedule 4.9 hereto;

                  1.2.3. All machinery, vehicles, equipment, tools, spare parts, construction in progress, computer equipment and computer programs, furniture and fixtures and other material fixed assets owned by Leavitt and located on the Purchased Real Estate, the Purchased Leasehold Premises or elsewhere, that are used primarily in the Business (the "Purchased Fixed Assets");

                  1.2.4. All inventories of Leavitt relating to the Business as of the Closing Date (the "Purchased Inventory");

                  1.2.5. All receivables of Leavitt (other than intercompany receivables) relating to the Business as of the Closing Date, including without limitation all proceeds thereof which may be received by Leavitt subsequent to the Closing Date except proceeds relating to Actual Uncollected Receivables assigned to Leavitt pursuant to Section 3.5.4 (the "Purchased Receivables");

                  1.2.6. All of the rights and benefits accruing to Leavitt under or pursuant to the receivables, contracts, agreements, arrangements, commitments, open purchase orders for capital equipment and blanket purchase orders entered into by Leavitt in the ordinary course of business that relate to the Purchased Assets or the business or operation of the Business, including without limitation such contracts as set forth on
                  Schedule 1.2.6 (the "Purchased Contracts");

                  1.2.7. All operating data and records of Leavitt related to the Business, including customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (the "Purchased Records");

                  1.2.8. All of the proprietary rights of Leavitt relating to the Business, including without limitation, all patents, patent applications, patent licenses, trademarks, trade names and registrations and applications therefore, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes and other similar intangible property and rights relating to the Business, as set forth on Schedule 1.2.8 (the "Purchased Proprietary Rights");

                  1.2.9. All prepaid and deferred items of Leavitt existing as of the Closing Date with respect to the Business, including prepaid rentals, taxes and unbilled charges and deposits relating to the operations of the Business, including those as set forth on Schedule 1.2.9 to the extent the same exist as of the Closing Date;

                  1.2.10. All of Leavitt's right, title and interest in and to the goodwill of Leavitt relating to the Business; and

                  1.2.11. All insurance proceeds that are received by Leavitt directly related to the physical damage, loss or destruction of any Purchased Assets that occurs after the date of this Agreement and prior to the Closing Date and is not repaired, restored or replaced by Leavitt to the reasonable satisfaction of Purchaser; provided, however, that such insurance proceeds shall not include any insurance proceeds unrelated to the direct physical damage, loss or destruction of any Purchased Assets, including without limitation insurance proceeds related to business interruption and lost profits.

         To the extent any affiliate of Leavitt (other than Sub) holds any interest in or to any Purchased Assets or any other properties or assets (other than Excluded Assets) used primarily in the operation of the Business, Leavitt will cause such affiliate to sell, convey, transfer, assign and deliver to Purchaser at the Closing, free and clear of all Liens (except Permitted Encumbrances), without any consideration except as provided in this Agreement, all of such assets and properties to the same extent and on the same terms and conditions as if such assets and properties were held by Leavitt as of Closing.

         1.3. EXCLUDED ASSETS. Notwithstanding Section 1.2, Leavitt is not selling or assigning to Purchaser, and the Purchased Assets shall not include, any of the following (collectively, "Excluded Assets"):

                  1.3.1. The Cash Consideration (as defined below) and Leavitt's other rights under this Agreement;

                  1.3.2. Cash and cash equivalents of Leavitt relating to the Business, provided that any cash shall be excluded only to the extent it exceeds $11,000;

                  1.3.3. All intellectual property rights listed on Schedule 1.3.3;

                  1.3.4. Subject to Section 6.3.5, any document containing information about the Business which is combined or consolidated with other information of Leavitt or Chase Brass & Copper Company, Inc., a Delaware corporation ("CBCC"), and any documents prepared by Leavitt for the purpose of informing its management about the sale of the Business or the Purchased Assets;

                  1.3.5. All claims, right and interest of Leavitt to any refunds of Taxes (as defined below);

                  1.3.6. All privileged communications, oral or written, between Leavitt's officers, directors or employees and Leavitt's attorneys (both inside and outside counsel), on any subject whatsoever regarding the Business. If any documents are inadvertently transferred to Purchaser which contain such privileged communications or attorney work product, Purchaser immediately shall return such documents to Leavitt upon discovery and such inadvertent disclosure shall not be deemed to be a waiver of the attorney-client privilege or work product doctrine;

                  1.3.7. All intercompany receivables;

                  1.3.8. Subject to Section 1.2.11, all insurance policies and insurance policy deposits entered into by Leavitt or an affiliate of Leavitt covering the Purchased Assets and/or the Business and any rights related thereto; and

                  1.3.9. All rights, obligations and liabilities that are not being assumed by Purchaser pursuant to this Agreement, including without limitation the Seller Plans identified in
                  Schedule 1.3.9 as not being assumed by Purchaser (the "Non-Assumed Plans").

2.       PURCHASE PRICE.

         2.1. AMOUNT OF THE PURCHASE PRICE. As consideration for the Shares and Purchased Assets (the "Purchase Price"), Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement to pay to or for the account of Leavitt, in the manner specified in Section 3.2.4, Thirty One Million, Five Hundred Forty-Six Thousand Dollars ($31,546,000.00) (the "Cash Consideration"), subject to adjustment pursuant to Sections 3.4 and 3.5.

         2.2. ALLOCATION OF THE PURCHASE PRICE AMONG THE SHARES AND PURCHASED ASSETS. The Purchase Price shall be allocated among the Shares and each item or class of the Purchased Assets as agreed by the parties hereto and as specifically set forth in or determined pursuant to Schedule 2.2. Leavitt and Purchaser agree that they will prepare and file their respective federal and any state or local income tax returns based on such allocation of the Purchase Price. Leavitt and Purchaser agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), or any state, local or foreign taxing authority and that all such notices or filings will be prepared based on such allocation of the Purchase Price.

         2.3. ASSUMED LIABILITIES. Purchaser agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully due the following liabilities, contracts, commitments and other obligations of Leavitt relating to the Business and the Purchased Assets (the "Assumed Liabilities"):

                  2.3.1. All liabilities and obligations of Leavitt to the extent accrued on the Closing Statement prepared in accordance with Section 3.4 of this Agreement or incurred in the ordinary course of business and related to periods from and after the Closing Date;

                  2.3.2. All liabilities and obligations of Leavitt accruing under or pursuant to the Purchased Contracts identified in
                  Item II of Schedule 1.2.6 which are assigned to Purchaser on the Closing Date and that either are accrued on the Closing Statement or relate to any period or occurrence on or after the Closing Date;

                  2.3.3. All liabilities and obligations of Leavitt, to the extent accrued on the Closing Statement or related to periods on or after the Closing Date, arising under or pursuant to those contracts to which Leavitt is a party as of the Closing and that (a) are not disclosed on Schedule 1.2.6, (b) were entered into by Leavitt in the ordinary course of operations of the Business on terms and conditions consistent with the past practices of the Business, and (c) are assigned to Purchaser pursuant to this Agreement on the Closing Date;

                  2.3.4. All liabilities and obligations of Leavitt accruing under or pursuant to all purchase orders that (a) were entered into before the Closing by Leavitt for the purchase by Leavitt of equipment or raw material to be used, or services to be performed, in the operations of the Business and (b) were entered into in the ordinary course of operations of the Business on terms and conditions consistent with past practices of the Business, including without limitation those purchase orders listed in Items III, IV and V of Schedule 1.2.6, to the extent the assets or services to be provided pursuant to such purchase orders have not been delivered or provided to Leavitt (or Sub) prior to the Closing or, in the event such assets or services have been so delivered or provided, to the extent the liability under such purchase orders related to such assets or services is accrued on the Closing Statement;

                  2.3.5. All liabilities and obligations of Leavitt, to the extent accrued on the Closing Statement or related to periods on or after the Closing Date, to be performed under or pursuant to the Madison County Leases (as defined below) listed in Item II of Schedule 4.9 relating to the Purchased Leasehold Premises;

                  2.3.6. All liabilities and obligations of Leavitt accruing under or pursuant to each Non-Assignable Purchased Contract from and after the date on which all consents required for the transfer and assignment of such Non-Assignable Purchased Contract have been obtained and delivered to Purchaser as contemplated by Section 3.6.1;

                  2.3.7. Intentionally omitted.

                  2.3.8. All liabilities and obligations of Leavitt under the Assumed Plans listed on Schedule 6.6.2 or as otherwise specified in Section 6.6 and/or Exhibit A of this Agreement; and

                  2.3.9. All liabilities of Leavitt (other than for borrowed money) related to the Business and arising in the ordinary course of operations of the Business, but excluding any amounts payable by Leavitt or Sub to any affiliate of Seller ("Residual Liability"); provided, however, that the aggregate liability assumed by Purchaser under this Section 2.3.9 shall not exceed the Residual Liability Cap. For purposes of this
                  Section 2.3.9, the term "Residual Liability Cap" shall mean an amount that, from time to time, will be equal to (i) $250,000, reduced by (ii) any and all amounts that Purchaser is entitled pursuant to Section 13.3.1 of this Agreement to apply toward the Deductible (as defined below). Any and all reductions of the Residual Liability Cap pursuant to this
                  Section 2.3.9 will be deemed to occur simultaneously with Purchaser becoming entitled, pursuant to Section 13.4.1 of this Agreement, to apply an amount towards the Deductible.

         Notwithstanding the foregoing, Purchaser shall not assume any obligations pursuant to Sections 2.3.1, 2.3.2, 2.3.3 or 2.3.4 (i) which relate to the purchase of raw materials and goods of the type included within Purchased Inventory that are incurred pursuant to purchase orders placed after the date of this Agreement unless such purchase orders are approved by Purchaser or (ii) arising under any contract or agreement that (A) is not disclosed on Schedule 1.2.6, (B) is not accrued on the Closing Statement, and (C) would require disclosure under Section 4.22.

         2.4. EXCLUDED LIABILITIES. Anything to the contrary in Section 2.3 notwithstanding, the Assumed Liabilities shall not include the following liabilities, contracts, commitments and other obligations of Leavitt (the "Excluded Liabilities"):

                  2.4.1. Any of Leavitt's obligations and liabilities arising under this Agreement;

                  2.4.2. Any obligation of Leavitt for federal, state, local or foreign income tax liability of Leavitt or Sub arising from the operation of the Business up to the Closing Date (but specifically excluding any real estate taxes and personal property taxes) or arising out of the sale by Leavitt of the Shares and Purchased Assets pursuant hereto;

                  2.4.3. Any obligation imposed by law on Leavitt for any transfer, sales or other taxes, fees or levies imposed by any state or other governmental entity on or arising out of the sale of the Shares and Purchased Assets pursuant hereto;

                  2.4.4. Any obligation of Leavitt for expenses incurred in connection with the sale of the Shares and Purchased Assets pursuant hereto, including without limitation fees and expenses of its counsel and independent auditors;

                  2.4.5.  Any intercompany loans and payables;

                  2.4.6. Any obligation of Leavitt for worker's compensation claims arising from events occurring prior to the Closing Date;

                  2.4.7. Subject to Purchaser's obligations under Section 6.6, any obligation of Leavitt arising under the Collective Bargaining Agreements listed in Item I of Schedule 4.19.

                  2.4.8. All rights, liabilities and obligations arising under any Seller Plans except for the Assumed Plans set forth on
                  Schedule 6.6.2;

                  2.4.9. All obligations owed to any employees under the stay bonus plans as described in Schedule 4.16; and

                  2.4.10. All obligations of Leavitt under the change of control compensation arrangements described in Item 2 of Schedule 4.16 (it being understood that

                  Purchaser shall indemnify Leavitt and Chase for any Losses arising from Purchaser's failure to perform its obligations under Section 6.6.10).

3.       CLOSING.

         3.1. TIME AND PLACE OF THE CLOSING. The closing of the sale of the Purchased Assets shall take place at the offices of Deutsch, Levy & Engel, Chartered located at 225 West Washington Street, Suite 1700, Chicago, Illinois 60606 10:00 a.m., Central Standard Time, on March 31, 2001; provided, however, that if any of such conditions to Closing have not been satisfied (or waived) by March 31, 2001, then the Closing shall take place on a subsequent date not later than two business days following the satisfaction or waiver of such conditions or a subsequent date as may be mutually agreed upon by the parties (unless this Agreement is earlier terminated pursuant to Section 11.3). Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

         3.2. PROCEDURE AT THE CLOSING. At the Closing, the parties agree to take the following steps in order listed below:

                  3.2.1. Leavitt shall deliver to Purchaser duly executed certificates in valid form evidencing the Shares owned by Leavitt, legended to refer to the fact that the Shares have not been registered under the Securities Act of 1933 or the securities or "blue sky" laws of any state, duly endorsed in blank or accompanied by duly executed stock powers and free and clear of all Liens.

                  3.2.2. Leavitt shall deliver to Purchaser such special warranty deeds, bills of sale, endorsements, assignments and other instruments, in such form as in each case is reasonably satisfactory to Purchaser, as shall be sufficient to vest in Purchaser good and indefeasible title to the Purchased Assets, free and clear of all Liens (except Permitted Encumbrances) in accordance with the provisions of this Agreement.

                  3.2.3. Leavitt shall deliver to Purchaser the consents to assignment (the "Madison County Lease Consents") and Estoppel Certificates ("Madison County Estoppel Certificates") duly executed by Madison County Economic Development Authority (f/k/a Industrial Development Authority of Madison County) ("Landlord"), in form and substance reasonably acceptable to Purchaser, consenting to the assignment to Purchaser of that certain (i) Lease Agreement, dated as of August 29, 1985, by and between UNR Industries, Inc., UNR-Leavitt Division ("UNR") and Landlord (as assigned to Leavitt pursuant to that certain Assignment and Consent Agreement, dated as of August 28, 1996, by and between UNR and Leavitt) and (ii) Lease Agreement, dated October 14, 1988 (the "October 1988 Lease"), by and between UNR and Landlord (as assigned to Leavitt pursuant to that certain Assignment and Consent Agreement, dated as of August 28, 1996, by and between UNR and Leavitt), in each case concerning certain real property located in Madison County, Mississippi (collectively, the "Madison County Leases"). The Madison County Lease Consents shall, among other things, acknowledge the exercise of the purchase options by Leavitt and consent to the assignment to Purchaser of Leavitt's rights and obligations to close the purchase of the Purchased Leasehold Premises by May 1, 2001, which purchase was initiated by Leavitt's exercise of its purchase options under the Madison County Leases. The consent for the October 1988 Lease shall contain language extending the lease until May 1, 2001, in form and substance reasonably acceptable to Purchaser.

                  3.2.4. Purchaser shall pay to Leavitt the Cash Consideration by wire transfer of immediately available funds.

                  3.2.5. Leavitt will deliver to Purchaser an executed amendment to its Certificate of Incorporation that, upon filing, will have the effect of changing Leavitt's name to a name that is not similar to "Leavitt Tube Company, Inc."

                  3.2.6. Purchaser shall deliver to Leavitt instruments, in such form as in each case as is satisfactory to Leavitt, as shall be sufficient to effect the assumption by Purchaser of the Assumed Liabilities.

                  3.2.7. Purchaser and Leavitt shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the Shares and Purchased Assets and the Purchase Price.

         3.3. EFFECTIVE TIME. The transfer of the Purchased Assets shall be deemed to occur at 12:01 a.m. Central Standard Time on the Closing Date (the "Effective Time"). All of the transactions described in this Article 3 shall be deemed to occur simultaneously, and none shall be deemed completed until all are completed.

         3.4.     ADJUSTMENT OF PURCHASE PRICE.

                  3.4.1. PREPARATION OF CLOSING STATEMENT. Purchaser shall prepare and deliver to Leavitt, as promptly as reasonably practicable but in any event within thirty (30) days after the Closing Date, (i) a statement prepared as of the Effective Time (the "Closing Statement") reflecting the current assets and current liabilities for the Business as determined on a basis consistent with the consolidated balance sheet of Leavitt as of November 30, 2000 (a copy of which is attached as Schedule 3.4), and all worksheets related thereto and (ii) a calculation of the total current assets of the Business less the current liabilities of the Business being assumed by Purchaser, as reflected in the Closing Statement ("Closing Net Assets").

                           Notwithstanding the foregoing, in preparing the
                  Closing Statement (1) the current assets of the Business shall not include any cash (in excess of $11,000), cash equivalents or other Excluded Assets, (2) Purchased Inventory shall be valued on the basis as described on Schedule 3.4.1, (3) no Excluded Liability or other liabilities for which Leavitt is retaining responsibility after the Closing shall be included in the amounts reflected as current liabilities on the Closing Statement and (4) any reserves for Excluded Liabilities, including without limitation reserves related to workers' compensation claims and pension accruals, shall not be included as current liabilities.

                  3.4.2. LEAVITT REVIEW OF CLOSING STATEMENT. If Leavitt disagrees with the calculation of the Closing Net Assets as reflected in the Closing Statement, then Leavitt may, within thirty (30) days after delivery of the Closing Statement, deliver a notice to Purchaser (a "Disagreement Notice"), setting forth its calculation of the Closing Net Assets and specifying in reasonable detail, those items or amounts as to which Leavitt disagrees, the reasons for such disagreement, and Leavitt's calculation of each disputed item in sufficient detail to permit Purchaser to verify same. Leavitt shall be deemed to have agreed with all items and amounts contained in the Closing Statement other than those specified in the Disagreement Notice, and both parties hereby agree that such items and amounts not specified in the Disagreement Notice shall be final. If Leavitt agrees with Purchaser's calculation of the Closing Net Assets as reflected in the Closing Statement, or if Leavitt fails to deliver to Purchaser a Disagreement Notice within such thirty (30) day period, the Closing Statement and Purchaser's calculation of the Closing Net Assets will be deemed final.

                  3.4.3. DISPUTE RESOLUTION. If a Disagreement Notice is delivered pursuant to Section 3.4.2, the parties hereto shall, during the twenty (20) days following such delivery, use good faith efforts to reach agreement on the disputed items or amounts in order to determine the final Closing Net Assets. If Leavitt and Purchaser are unable to reach such agreement during such twenty (20) day period, they thereafter shall cause the Chicago, Illinois office of Arthur Andersen (or, if Arthur Andersen fails to serve, some other independent accountants of nationally recognized standing reasonably satisfactory to Leavitt and Purchaser and who shall not have any material relationship with Leavitt or Purchaser) (the "Independent Accountants") promptly to review this Agreement and the disputed items and amounts for the purpose of calculating the definitive amount of the disputed Closing Net Assets. If issues in dispute are submitted to the Independent Accountants for resolution, (i) each party will furnish to the Independent Accounts such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Independent Accountants any material relating to the determination and discuss the determination with the Independent Accounts; (ii) the determination by the Independent Accountants, as set forth in a notice delivered to Leavitt and Purchaser by the Independent Accountants, will be binding and conclusive on the parties; and (iii) the costs and expenses of the Independent Accountants shall be borne pro rata by Leavitt and Purchaser based on the dollar value of the disputed items determined in each party's favor. For purposes of Section 3.4, the "Closing Statement" shall mean the Closing Statement prepared by Purchaser, as modified or changed by any agreement of the parties hereto and by any determinations of any firms of independent accountants made as provided in this Section 3.4.3.

                  3.4.4. ADJUSTMENT PAYMENTS. Within five business days after the earlier to occur of (i) the parties' agreement with respect to the Closing Net Assets or (ii) the delivery of the report of the Independent Accountants as provided in Section
                  3.4.3 hereof, Purchaser shall pay to Leavitt or Leavitt shall pay to Purchaser, as applicable, the following amounts in the cash (including interest thereon computed in the manner set forth below):

                         (i) If the amount of the Closing Net Assets (identified as "Working capital" on Schedule 3.4) exceeds $22,474,000, Purchaser shall pay to Leavitt an amount equal to such excess;

                         (ii) If the amount of the Closing Net Assets is equal to $22,474,000, no payments shall be required by Purchaser or Leavitt; or

                         (iii) If the amount of the Closing Net Assets is less than $22,474,000, Leavitt shall pay to Purchaser an amount equal to such deficiency.

                         In the event that any payment is required to be made
                  under this Section 3.4.4, the amount of the payment shall include interest computed at the Prime Rate (as hereinafter defined) as in effect on the first day of each month, from the Closing Date to the date the payment is made; provided, however, that if such amount is not paid within fifteen (15) days after a final determination of the Closing Net Assets, then any such payment shall bear interest from and after such date at an amount equal to the Prime Rate plus 4%. The "Prime Rate" shall mean the rate defined as such in the Wall Street Journal. Any payment required to be made pursuant to this
                  Section 3.4.4 shall be deemed an adjustment in the Purchase Price and shall be consistently treated by the parties hereto for federal, state, or local income tax purposes. Any payment required to be made pursuant to this Section 3.4.4 will be made by wire transfer of immediately available funds into such accounts as the party entitled to receive such payment specifies in writing to the party required to make such payment.

                  3.4.5. ACCESS TO RECORDS. From the Closing Date until the final determination of the adjustment payment, each party and its independent accountants and other representatives will have such access to the books, records and files of the Business as may reasonably be required to prepare, audit, review and otherwise verify the accuracy of the Closing Statement and its preparation in accordance with this Section 3.4

         3.5.     ACCOUNTS RECEIVABLE ADJUSTMENT.

                  3.5.1. PREPARATION OF RECEIVABLE STATEMENT. Purchaser shall prepare and deliver to Leavitt within one hundred and thirty
                  (130) days after the Closing Date a statement (the "Receivable Statement") setting forth (i) the name of the obligor and the amount of each Actual Uncollected Receivable (as hereinafter defined) and (ii) the aggregate amount of all of the Actual Uncollected Receivables. For purposes of this Agreement, "Actual Uncollected Receivable" shall mean each account receivable and sales claim that was included in the Closing Statement to the extent that such receivable or claim was not collected by Purchaser on or before one hundred and twenty (120) days after the Closing Date. At any time and from time to time prior to delivery to Leavitt of the Receivable Statement, at Leavitt's request Purchaser shall furnish to Leavitt a list, including amounts, of those account receivables and sales claims included in the Closing Statement that have not been collected. In determining whether a particular customer has paid a receivable included in the Closing Statement, all post-Closing Date payments from customers who are not "C.O.D. Customers" (as hereinafter defined) and all sales credits, cash discounts and rebates credited to any customer shall be applied to receivables from such customer included in the Closing Statement (regardless of any instructions to the contrary by the customer) until the receivables for such customer included in the Closing Statement have been paid in full, and all post-Closing Date C.O.D. payments from C.O.D. Customers shall be applied to post-Closing Date receivables and any excess amounts shall be applied as instructed by the customer. For purposes of this
                  Section 3.5, (i) "C.O.D. Customers" shall mean (a) the customers of the Business listed on Schedule 3.5 attached hereto, (b) any additional customers that the Business ships to on a "C.O.D. Basis" (as hereinafter defined) as of the Closing Date, and (c) any additional customers added to such schedule at and as of the Closing Date that are reasonably acceptable to Purchaser and Leavitt and (ii) "C.O.D. Basis" shall mean any method pursuant to which a customer of the Business delivers to the Business cash or other assets at or prior to the time of delivery of finished goods manufactured by the Business as full or partial payment of the Purchase Price of such goods.

                  3.5.2. LEAVITT REVIEW OF RECEIVABLE STATEMENT AND DISPUTE RESOLUTION. If Leavitt disagrees with the amount of the Actual Uncollected Receivables as reflected on the Receivable Statement, Leavitt may, within thirty (30) days after delivery of the Receivable Statement, deliver a notice to Purchaser (a "Receivable Disagreement Notice"), setting forth Leavitt's calculation of the Uncollected Receivables and specifying, in reasonable detail, those items or amounts as to which Leavitt disagrees and the reasons for such disagreement. Leavitt shall be deemed to have agreed with all items and amounts contained in the Receivable Statement other than those specified in such Receivable Disagreement Notice. If a Receivable Disagreement Notice is delivered pursuant to this Section 3.5.2, Leavitt and Purchaser shall resolve the dispute by following the procedures for resolution of disputes concerning the Closing Net Assets set forth in Section 3.4 hereof, except that Leavitt shall be entitled to engage an auditor with respect to such matters. For purposes of Section 3.5.3, the "Receivable Statement" shall mean the Receivable Statement prepared by Purchaser, as modified or changed by any written agreement of the parties hereto and by any determinations of any firms of independent accountants made as provided in this Section 3.5.2.

                  3.5.3. RECEIVABLE ADJUSTMENT PAYMENTS. Based upon the Receivable Statement, within five business days after the final determination of the amount of the Actual Uncollected Receivables, Purchaser shall pay to Leavitt or Leavitt shall pay to Purchaser, as applicable, the following amounts in cash (including interest thereon computed in the manner set forth below):

                         (i) If the aggregate amount of the Actual Uncollected Receivables exceeds the aggregate amount of the allowance for cash discounts, rebates, sales credits and bad debts included in the Closing Statement (the "Receivable Allowance"), Leavitt shall pay Purchaser an amount equal to such excess;

                         (ii) If the aggregate amount of the Actual Uncollected Receivables is equal to the amount of the Receivable Allowance, no payment shall be made by either Leavitt or Purchaser under this Section 3.5.3; or

                         (iii) If the aggregate amount of the Actual Uncollected Receivables is less than the Receivable Allowance or if there is no Actual Uncollected Receivables, Purchaser shall pay to Leavitt an amount equal to such deficiency.

                         In the event that any payment is required to be made
                  under this Section 3.5.3., the amount of the payment shall include interest computed at the Prime Rate from the Closing Date to the date the payment is made; provided, however, that if such amount is not paid within fifteen (15) days after a final determination of the Receivable Statement and Actual Uncollected Receivable, then any such payment shall bear interest from and after such date at an amount equal to the Prime Rate plus 4%. Any payment made under this Section 3.5.3 shall be deemed an adjustment in the Purchase Price and shall be consistently treated by the parties hereto for federal, state or local income tax purposes.

                  3.5.4. ASSIGNMENT OF COLLECTION RIGHTS. Promptly after the determination of any Actual Uncollected Receivables and the receipt by Purchaser of all payments from Leavitt required by
                  Section 3.5.3 above, if any, Purchaser will assign to Leavitt all of Purchaser's rights to the Actual Uncollected Receivables. Purchaser shall use reasonable efforts to make its employees available to Leavitt, upon Leavitt's request, to assist Leavitt in the collection of the Actual Uncollected Receivables; provided, that Leavitt shall reimburse Purchaser and its employees for any out-of-pocket expenses incurred by Purchaser or its employees in assisting Leavitt pursuant to this Section 3.5.4.

                  3.5.5. The covenant of either party to timely make payment pursuant to Section 3.4 and/or 3.5 hereof shall be deemed independent covenants of such party and shall not be subject to any claim or defense, or right of set-off of either party pursuant to any other Section of this Agreement.

         3.6.     NON-ASSIGNABLE PURCHASED CONTRACTS.

                  3.6.1. Notwithstanding any other provision in this Agreement to the contrary, in the case of any Purchased Contracts or any contracts or agreements related to the Purchased Real Estate or the Purchased Leasehold Premises (but excluding the Madison County Leases) which are not assignable or transferable, either by their terms or otherwise without the prior consent of any third party thereto (such contracts being the "Non-Assignable Purchased Contracts"), Leavitt shall use commercially reasonable efforts to obtain, or cause to be obtained, prior to the Closing Date, any written consents or waivers necessary for the assignment of such Non-Assignable Purchased Contract to Purchaser as contemplated by this Agreement, and Purchaser shall cooperate with Leavitt in such manner as may be reasonably requested in connection therewith. In the event Leavitt shall be unable to obtain any such consent or waiver to the assignment or transfer of a Non-Assignable Purchased Contract to Purchaser prior to the Closing (i) Leavitt shall continue to use such commercially reasonable efforts after the Closing, (ii) Leavitt shall provide to Purchaser, from and after the Closing, at a cost to Purchaser no greater than the cost Purchaser would have otherwise paid under the terms of such Non-Assignable Purchased Contract (the "Contract Costs"), benefits substantially equivalent to the benefits to be obtained under each such Non-Assignable Purchased Contract, as fully as if such consent had been obtained, to the extent Leavitt is reasonably capable of legally providing such benefits and
                  (iii) at Purchaser's option, Purchaser may procure such equivalent benefits from third parties during the final ninety
                  (90) days of the current term of any such Non-Assignable Purchased Contract (or at any time within ninety (90) days of the date on which the Non-Assignable Purchased Contract which such equivalent benefits replace would have by its terms terminated or entitled the other party thereto to terminate or renegotiate the costs of such benefits) without any further liability to Leavitt; provided, however, that (A) Purchaser shall provide Leavitt prior written notice of procuring any such equivalent benefits thirty (30) days (or, if thirty (30) days' notice is not practicable, such notice, if any, which is practicable) prior to obtaining such equivalent benefits pursuant to clause (iii) above, and (B) in the event Purchaser procures equivalent benefits purchase to clause (iii), Leavitt shall be relieved of its obligations under this Section 3.6.1 with respect to the Non-Assignable Purchased contracts with respect to which such equivalent benefits have been so procured by Purchaser and may take any and all action available to Leavitt to terminate its obligations under such Non-Assignable Purchased Contracts.

                  3.6.2. Purchaser agrees to pay, or reimburse Leavitt for, 100% of Leavitt's direct out-of-pocket cost, fees and expenses (excluding attorneys' fees and fees and expense of other professionals and employees of Leavitt), actually incurred by Leavitt in fulfilling its obligations to Purchaser under
                  Section 3.6.1(ii); provided, however, that the amount of such costs, fees and expenses shall not exceed the related Contract Costs. Purchaser shall make such payments to Leavitt within thirty (30) days after Leavitt's submission of an invoice therefore.

4. REPRESENTATIONS AND WARRANTIES OF LEAVITT. In order to induce each of Purchaser, Dale R. Pinkert and Robert Pinkert to enter into this Agreement and to consummate the transactions contemplated hereunder, Leavitt makes the following representations and warranties (for purposes of this Article 4, references to Purchased Assets and similar terms shall include the assets of Sub except where the context otherwise requires):

         4.1. ORGANIZATION, POWER AND AUTHORITY OF LEAVITT AND CHASE. Leavitt is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority (i) to own or lease the Purchased Assets being transferred by it and to conduct its Business as now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign and deliver the Purchased Assets and the Shares being transferred by it to Purchaser as provided herein and (iii) to carry out the other transactions and agreements contemplated hereby. Chase is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         4.2. ORGANIZATION, POWER, AUTHORITY AND QUALIFICATIONS OF SUB. Sub is a corporation validly existing and in good standing under the laws of the State of Illinois and has full corporate power and authority to own or lease its properties and to carry on its business. Sub is qualified to transact business as a foreign corporation in each jurisdiction where the failure to so qualify would have a Material Adverse Effect.

         4.3. CAPITAL STOCK OF SUB. The authorized, issued and outstanding capital stock of Sub is as set forth in Schedule 4.3 hereto. All of such stock of Sub is owned by Leavitt, all voting rights in Sub are vested exclusively in such stock, and all such stock is validly authorized and issued, fully paid and non-assessable. Except for this Agreement and as otherwise set forth on Schedule
4.3 hereto, there are no outstanding warrants, options or rights of any kind to acquire from Leavitt or Sub any shares of capital stock or securities of Sub of any kind, and there are no voting rights, voting trusts, proxies or other agreements or understandings affecting, or any pre-emptive rights with respect to the issuance or sale of shares of capital stock of Sub and Sub has no obligation to acquire any of its issued and outstanding shares of capital stock or any other security issued by it from any holder thereof.

         4.4. SUBSIDIARIES. Except for Sub, Leavitt has neither any subsidiary nor any equity interest or the right or obligation to acquire an equity interest in any other person or entity.

         4.5. STATUS AND EFFECT OF DELIVERY OF THE SHARES. Leavitt is the lawful owner of all of the capital stock of Sub and has valid indefeasible title thereto, free and clear of all Liens, except that the shares of Sub are pledged to secure the repayment of indebtedness under that certain Credit Agreement, dated August 30, 1996 by and among Chase Brass Industries, Inc., the Banks referred to therein and PNC Bank, National Association, as Agent (the "Credit Agreement").

         4.6. FINANCIAL STATEMENTS. Leavitt has previously delivered to Purchaser copies of the following:

                  4.6.1. A consolidating statements of operations of Leavitt and Sub for each of the three years ended December 31, 1998, 1999 and 2000 (collectively, the "Statements of Operations"); and

                  4.6.2. A consolidated balance sheet of Leavitt and Sub as of December 2000 (the "Balance Sheet").

         The Statements of Operations and the Balance Sheet (hereinafter sometimes referred to together as the "Financial Statements") have been prepared by Leavitt's management in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and are based on books and records of Leavitt relating to the Business which have been prepared on a consistent basis. The Financial Statements fairly present in all material respects, as more fully described in and subject to the integrally related notes thereto, as of their respective dates, the assets and liabilities and the operations of the Business as of the dates thereof and the periods covered thereby.

         4.7. LIABILITIES OF LEAVITT AND SUB. Leavitt and Sub have no liabilities or obligations relating to the Business or the Purchased Assets except: (i) to the extent reflected in the Balance Sheet; (ii) to the extent specifically set forth herein or in any of the Schedules; (iii) the Permitted Exceptions; (iv) liabilities incurred in the ordinary course of business since December 31, 2000; and (v) liabilities which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of the Business, the validity or enforceability of this Agreement or the ability of Leavitt to perform its obligations under this Agreement ("Material Adverse Effect").

         4.8.     TAX MATTERS.

                  4.8.1. All tax returns and reports required to be filed by Leavitt, Sub and each consolidated or affiliated group in which Leavitt or Sub has been a member prior to Closing (an "Affiliated Group") have been timely filed, including without limitation, all federal, state, local and foreign income tax returns, all sales and use tax, gross receipts, property, payroll and other tax returns (collectively, "Tax Returns"), and all taxes shown as due thereon have been paid in full or adequate provision has been made for such taxes by the establishment of reserves. All of such Tax Returns are correct and complete in all material respects, and Leavitt has no knowledge of any tax deficiency proposed or threatened against the Purchased Assets and there are no tax liens upon any of the Purchased Assets.

                  Leavitt or an Affiliated Group has made when due all payments of taxes or estimated taxes with respect to the Purchased Assets, the Business and Sub in amounts sufficient to avoid the imposition of any tax deficiency or penalty.

                  4.8.2. All taxes and other assessments and levies with respect to the Purchased Assets and the operation of the Business which Leavitt or Sub were required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by Leavitt or Sub for such payment.

                   4.8.3. Except as disclosed on Schedule 4.8, none of the Tax Returns have been audited or are being audited by any taxing authority, and no assessment, audit or other proceeding by any taxing authority, court or other governmental or regulatory authority is proposed, pending or threatened with respect to the Taxes or Tax Returns of Leavitt or Sub.

                   4.8.4. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for or the period for the collection or assessment of Taxes due for any taxable period with respect to Leavitt, Sub or any Affiliated Group.

                   4.8.5. Leavitt is not a foreign person within the meaning of
                   Section 1445(b)(2) of the Code.

                   4.8.6. Sub is not a partner of any partnership and no interest in any partnership is included in the Purchased Assets.

                   4.8.7. Neither Chase nor any affiliate of Chase has made any tax elections under any section of the Code, including without limitation under any of Sections 108, 168, 338, 441, 472, 1017, 1033, 1503, or 4977 of the Code or Treasury
                   Regulations Section 1.1502 (or any predecessor thereof) that affects Sub or the assets of Sub. No consent to the application of Section 341(f)(2) of the Code (or any predecessor thereof) has been made or filed by or with respect to Sub. None of the Purchased Assets or assets of Sub is an asset or property that Purchaser or any of its affiliates is or will be required to treat as being (i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986 or (ii) tax-exempt use property within the meaning of Section 168(h)(l) of the Code.

                   4.8.8. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to Chase, Leavitt or Sub or any assets or properties thereof which would be binding upon or enforceable against Purchaser or Sub or the Purchased Assets.

                   4.8.9. Neither Chase, Leavitt nor Sub has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Chase, Leavitt or Sub, which change of accounting method would be binding upon Sub or Purchaser with respect to the Business or the Purchased Assets. Neither Chase, Leavitt nor Sub has any application pending with any taxing authority requesting permission for any changes in any accounting method of Chase, Leavitt or Sub which would have such effect, and the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method therefore.

                   4.8.10. None of Chase, Leavitt or Sub is a party to, is bound by, or has any obligation under any tax sharing contract or similar contract and no such contract shall be entered into or amended by Chase, Leavitt or Sub at or prior to the Closing.

                   4.8.11. Except as would not affect Sub or the Purchased Assets, neither Chase nor any member of its Affiliated Group has an "excess loss account" (as such term is described in Treasury Regulations Section 1.1502) existing with respect to Leavitt or Sub, and neither Leavitt nor Sub has any "deferred intercompany gain" (as such term is described in Treasury Regulations Section 1.1502) with respect to Chase or any member of its Affiliated Group.

         For purposes of this Agreement, the term "Taxes" and "taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, medicare and franchise taxes imposed by the United States of America, or by any state, local or foreign government, or any subdivision, agency or other similar person of the United States or any such government; and
(b) any interest, fines, penalties, assessments or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. The representations and warranties in this Section
4.8 with respect to Sub, to the extent they relate to any period prior to August 30, 1996, are limited to the knowledge of Leavitt.

         4.9.      REAL ESTATE OF LEAVITT AND SUB.

                   4.9.1. Schedule 4.9 sets forth descriptions of the Purchased Real Estate, the real property owned by Sub (the "Holco Real Property") and the nature and amount of any mortgages, tax liens or other Liens thereon. Schedule 4.9 also identifies each parcel of the Purchased Leasehold Premises and the date and term of each lease, the lessee and lessor, the location, including address, and a brief description thereof. The Purchased Real Estate, the Purchased Leasehold Premises and the Holco Real Property comprise all of the real property used in the operation of the Business.

                   4.9.2. Neither Leavitt nor Sub has received any written notice of any pending or threatened condemnation proceeding with respect to any portion of the Purchased Real Estate, the Purchased Leasehold Premises or the Holco Real Property. To the knowledge of Leavitt, no governmental authority is contemplating a special assessment that is not already in existence.

         4.10. GOOD TITLE TO AND CONDITION OF THE PURCHASED ASSETS. Leavitt or Sub, as applicable, has good and indefeasible title to all of the Purchased Assets (excluding the Purchased Real Estate, the Purchased Leasehold Premises the Holco Real Property), free and clear of all Liens, except those set forth in
Schedule 4.10, Permitted Encumbrances or Liens which will be released at or prior to the Closing.

         4.11. LICENSES AND PERMITS. Schedule 4.11 contains a true and complete list of all licenses and other required governmental or official approvals, permits or authorizations which, to the knowledge of Leavitt, are necessary to operate the Business and the failure to possess would reasonably be expected to have a Material Adverse Effect. Leavitt possesses all licenses, approvals, permits and authorizations identified on Schedule 4.11, all such licenses, approvals, permits and authorizations are in full force and effect, Leavitt is in compliance in all material respects with their requirements, and no proceeding is pending or, to the knowledge of Leavitt, threatened to revoke or amend any of them.

         4.12.     PROPRIETARY RIGHTS.

                   4.12.1. The Purchased Proprietary Rights include all proprietary rights used in the Business, the failure to possess which would reasonably be expected to have a Material Adverse Effect.

                   4.12.2. Leavitt is the sole owner, legally and beneficially, and has good and indefeasible title to the trademarks and trade names set forth in Schedule 1.2.8 (the "Marks"), and is an authorized licensee of the software set forth in Schedule 1.2.8, in each case free and clear of any and all Liens, except for Permitted Encumbrances. Except as set forth on
                   Schedule 1.2.8, to the knowledge of Leavitt, no third party claims any rights in or to the Marks, and, to the knowledge of Leavitt, the Marks do not infringe on or otherwise violate any rights of any third party and no third party has asserted any claim of any such infringement or violation.

                   4.12.3. Upon the sale, assignment, transfer and conveyance by Leavitt of the Purchased Proprietary Rights to Purchaser hereunder, Purchaser will have good and indefeasible title to all of the Marks, free and clear of all Liens, except for Permitted Encumbrances.

         4.13. INSURANCE. The Purchased Assets and third-party claims are insured or insured against to the extent and in the manner that is customary for companies engaged in a business similar to the Business except to the extent that such Purchased Assets or claims are self-insured. Leavitt will maintain such coverage in force up to the Closing Date. The interest of Leavitt in such insurance policies will not be transferred hereunder, and Purchaser shall not be subrogated to the rights of Leavitt thereunder.

         4.14. LITIGATION. Except as set forth in Schedule 4.14, as of the date hereof there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of Leavitt, threatened against or affecting any of the Purchased Assets, the Business or Sub as of the date hereof. Except as set forth in Schedule 4.14, as of the date hereof there are no writs, judgments, decrees, injunctions or similar orders of any person, entity or governmental agency or authority outstanding against Leavitt affecting the Purchased Assets, the Business or Sub or which would reasonably be expected to have a Material Adverse Effect.

         4.15. NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has not been (i) any change in the business, properties or financial condition of the Business other than changes occurring in the ordinary course of business which in the aggregate have not had a Material Adverse Effect or (ii) to the knowledge of Leavitt, any threatened or prospective event or condition which would reasonably be expected to have a Material Adverse Effect.

         4.16.     ABSENCE OF CERTAIN ACTS OR EVENTS. Except as disclosed in
Schedule 4.16, since December 31, 2000, Leavitt has not: (i) committed to or paid any bonus or increased the rate of compensation or profit sharing of any of the employees of any of the Business, except in the ordinary course and consistent with past practice; (ii) sold or transferred any of the assets of any of the Business other than in the ordinary course of business; (iii) made or obligated itself to make capital expenditures with respect to the Business aggregating more than $10,000; (iv) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction with respect to the business and operations of the Business, except for this Agreement and the transactions contemplated hereby; (v) suffered any theft, damage, destruction or casualty loss with respect to the Business that could reasonably be expected to have a Material Adverse Effect; (vi) experienced any change in production schedules, acceleration of sales or reduction or increase of aggregate administrative, marketing, advertising and promotional expenses of the Business that would reasonably be expected to have a Material Adverse Effect other than in the ordinary course of business; or (vii) experienced any change in the relations of the Business with its customers or material suppliers or any loss of business which would reasonably be expected to have a Material Adverse Effect.

         4.17.     COMPLIANCE WITH LAWS.

                   4.17.1. Except as set forth in Schedule 4.17 and except with respect to Environmental Laws (as defined below), (i) Leavitt is and, prior to the date hereof has been (except to the extent cured with no further material liability or reasonable expectation of Material Adverse Effect), in compliance in all material respects with all laws, regulations, judgments, decrees and similar orders applicable to the operations of the Business or the Purchased Assets, the noncompliance with which would be substantial in character or extent and which would reasonably be expected to materially interfere with the use, or impair the operations of the Business in any material respect or result in the imposition of any material penalty or otherwise result in a Material Adverse Effect and (ii) Leavitt has not received written notification of any asserted past or present failure to comply with any such laws, regulations, judgments, decrees and similar orders, and, to the knowledge of Leavitt, no proceeding with respect to any such violation is pending or contemplated.

                   4.17.2. Neither Leavitt nor Sub, nor, to Leavitt's knowledge, any employee of the Business, has made any payment of funds in connection with the Business prohibited by law, and no funds have been set aside to be used in connection with any of the Business for any payment prohibited by law.

                   4.17.3. To Leavitt's knowledge, there are no criminal felony indictments or other criminal felony proceedings pending or threatened against any present officers, employees or agents of Leavitt or Sub with respect to actions taken in such capacity.

                   4.17.4. Except as set forth in Schedule 4.17, to Leavitt's knowledge, neither Leavitt nor Sub has received any written notification that it is subject to any pending investigation by any governmental agency or authority, including the United States Federal Trade Commission or Department of Justice, or any order of or consent decrees issued by or entered into with any such governmental agency or authority, and Leavitt is not otherwise aware of any threatened or pending investigation by any governmental agency or authority relating to Leavitt, Sub or the Business.

         4.18.     ENVIRONMENTAL MATTERS.

                   4.18.1. Except as disclosed on Schedule 4.18 hereto: (i) to the knowledge of Leavitt (A) the Business does not violate in any material respect and has not, at any time after August 30, 1996 (except to the extent cured with no further liability or reasonable expectation of a Material Adverse Effect), violated in any material respect any applicable Environmental Law in effect as of the date hereof; (B) Leavitt is in possession of all Environmental Permits required under any applicable Environmental Law for the conduct or operation of its business (or any part hereof), except where failure to possess such permit would not be reasonably expected to have a Material Adverse Effect, and Leavitt is in compliance with all of the requirements and limitations included in such Environmental Permits, except where failure to comply with such permits would not be reasonably expected to have a Material Adverse Effect; (C) Leavitt does not store or use any pollutants, contaminants or hazardous or toxic wastes, substances or materials; and (D) there has not been buried, dumped, disposed of, spilled or released any quantities of any pollutants, contaminants or hazardous wastes, substances or materials that would reasonably be expected to have a Material Adverse Effect;
                   (ii) from and after August 30, 1996, and to Leavitt's knowledge, prior to that date, the Business has not received any written notice from any governmental authority or any private person or entity that its business or operations are in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials; and (iii) the Business is not the subject of any federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws

                   4.18.2. For purposes of this Agreement: (i) "Environmental Law" means any law, statute, regulation or order, consent decree or settlement agreement which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic waste, substances or materials, whether or not as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of pollutants, contaminants, or hazardous waste, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of

                   1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Toxic Substances Control Act, the Clean Water Act of 1977, as amended, any so-called "Super Lien" law, and any other similar federal, state or local statutes; and (ii) "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

        4.19.      EMPLOYEE MATTERS; LABOR RELATIONS.

                   4.19.1. Except as set forth on Schedule 4.19, to the knowledge of Leavitt, none of the employees of the Business is covered by an employment contract, agreement, or commitment (whether written or oral) of the following types to which Leavitt is a party: (a) employment and consulting agreements (including severance and retention agreements) and
                   (b) collective bargaining agreements. Except as set forth in
                   Schedule 4.19, to the knowledge of Leavitt, there have not been in the past twelve (12) months, and are not, any plans or solicitations of employees of the Business to form or join a union.

                   4.19.2. With respect to the employees of the Business, and except as may be set forth in Schedule 4.14 and Schedule 4.17, Leavitt and Sub have complied in all material respects with all applicable federal, state and local laws relating to employment and labor, including without limitation those laws relating to labor relations, equal employment opportunity, wages and hours of work and payment of Social Security, unemployment compensation, worker's compensation and similar taxes, and, to the knowledge of Leavitt, Leavitt and Sub are not presently liable to any person or governmental agency for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws. With respect to the employees of the Business, and except as may be set forth on Schedule 4.14 or Schedule 4.17, there are no outstanding charges or claims of a material nature against Leavitt or Sub or any of their respective officers, directors, agents or employees involving any alleged or actual violation of the National Labor Relations Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, or any other federal, state or local law concerning labor relations, equal employment opportunity, wages and hours of work or other employment or labor related matters; nor, to the knowledge of Leavitt, has there been any threat of any such claim or charge.

                   4.19.3. Except as set forth on Schedule 4.14 and Schedule 4.17, no employee of the Business has threatened or asserted any pending claim, against Leavitt regarding working conditions, labor relations, discrimination or other employment or labor related matters.

         4.20. EMPLOYEE BENEFIT PLANS. Schedule 4.20 lists all plans of the types described below which are sponsored, maintained or contributed to by Leavitt or any entity (whether or not incorporated) that together with Leavitt would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (such group of entities known as "Seller Group") for the benefit of current and former employees of the Business:

                        (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) (the "ERISA Plans" or "ERISA Plan");

                        (ii) each personnel policy, stock option plan, stock purchase plan, stock appreciation rights, phantom stock plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 4.20(a)(i) (the "Benefit Programs") (the items described in 4.20(a)(i) and (ii) are referred to collectively as the "Seller Plans").

                   4.20.2. True, correct and complete copies of each of the Seller Plans, summary plan descriptions, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Seller Plan, including all amendments thereto, have been furnished to Purchaser. There has also been furnished to Purchaser, with respect to each Seller Plan required to file such report, the most recent report on Form 5500. Additionally, the most recent determination letter from the Internal Revenue Service for each of the Seller Plans intended to be qualified under
                   Section 401 of the Code has been furnished.

                   4.20.3. To Leavitt's knowledge, no Seller Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) to which any member of Seller Group contributes and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by any member of any Seller Group with respect to any such Seller Plan.

                   4.20.4. As to any ERISA Plan identified on Schedule 6.6.2 to be assumed by Purchaser (the "Assumed Plans") that is intended to be qualified under Section 401 of the Code, to Leavitt's knowledge, there has been no termination or partial termination of the plan within the meaning of Section 411(d)(3) of the Code. Each Assumed Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each trust (if any) forming a part thereof is exempt from taxation under Section 501(a) of the Code, and, to Leavitt's knowledge, nothing has occurred since the date of such determination letter that will adversely affect such qualification or tax-exempt status.

                   4.20.5. As to any Seller Plan, to Leavitt's knowledge, there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any of such Plans or their assets. To Leavitt's knowledge, no act, omission or transaction has occurred with respect to any Assumed Plan which would result in imposition on Purchaser of any (A) breach of fiduciary duty liability damages under
                   Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code and there is no matter pending (other than routine qualification determination filings) with respect to any of such Assumed Plans before the Internal Revenue Service, the Department of Labor or the PBGC. Each Assumed Plan and, to Leavitt's knowledge, each Non- Assumed Plan which is intended to be qualified under Section 401(a) of the Code complies in all material respects with the requirements of ERISA, the Code and all other applicable laws. The Seller Group have made, or will timely make prior to the Closing Date, to each of the Seller Plans, all contributions required to have been made under the terms of any of such plans or pursuant to any applicable collective bargaining agreement as of the Closing Date.

                   4.20.6. No Assumed Plan provides retiree medical benefits to any present or former employee of the Business and Leavitt is not contractually or otherwise obligated or otherwise obligated (whether or not in writing) to provide any person with medical benefits upon retirement or termination of employment other than as required by the provisions of Sections 601 and 608 of ERISA and Section 4980B of the Code.

                   4.20.7. Except for those Seller Plans designated in Schedule 4.20, no member of the Seller Group is now obligated to contribute to a multiemployer plan as defined in Section 3(37) of ERISA.

         4.21. PRODUCT RECALLS. To the knowledge of Leavitt, there has not been any product recall, post-sale warning or similar action (collectively, "recalls") conducted with respect to any product manufactured, shipped, delivered or sold by the Business, or any investigation or consideration of, or decision made by, the Business concerning whether or not to undertake any recalls.

         4.22.     MATERIAL AGREEMENTS; ABSENCE OF DEFAULTS.

                   4.22.1. Schedule 4.22 contains a true and complete list of the following:


                           (i) all leases pursuant to which Leavitt or Sub lease any real property for use in the Business;

                           (ii) all leases pursuant to which Leavitt or Sub lease any personal property for use in the Business that provide, individually, rental payments in excess of $10,000 per year or in excess of $20,000 during their duration;

                           (iii) all contracts, agreements or other instruments of or relating to the Business that by their terms can reasonably be expected to require the future payment by or to Leavitt or Sub of $20,000 or more;

                           (iv) all material sales agency or distributor agreements relating to the Business;

                           (v) all contracts, agreements or other instruments related to the Business which were not entered into in the ordinary course of business of the business, are not terminable within sixty (60) days without material liability or that by their terms reasonably can be expected to require the future payment by or to Leavitt or Sub of $25,000 or more;

                           (vi) all other contracts, agreements or other instruments to which Leavitt or Sub are parties which are material to the operation of the Business; and

                           (vii) all purchase orders for steel that have been placed and that remain open and have not yet been filled as of the date of this Agreement.

                   4.22.2. Schedule 4.10 attached hereto contains a true and complete list of all mortgages, indentures, notes, loan agreements, security agreements, pledge agreements, lien retention agreements, consignment agreements, processing agreements for third parties, installment obligations or other instrument for or relating to any borrowings or otherwise relating to the Business or the Purchased Assets; and

                   4.22.3. Neither Leavitt nor Sub is in material default under any contract, order, lease, commitment or agreement referred to in Schedule 1.2.6, Schedule 4.9 or Schedule 4.10 hereto (collectively, the "Material Agreements") and no condition exists which, with the giving of notice or passage of time or both, would constitute a material default thereunder or constitute an event creating rights of acceleration, termination or cancellation thereof, and no person has asserted in writing that Leavitt or Sub is in default under, or in breach of (with or without the giving of notice or the passage of time), any material term or provision of any of the Material Agreements. To the knowledge of Leavitt, there are no existing material defaults by any third party under any contract, order, lease, commitment or agreement referred to in Schedule 1.2.6, Schedule 4.9 or Schedule 4.10 and no condition exists which, with the giving of notice or passage of time or both, would constitute a material default thereunder or constitute an event creating rights of acceleration, termination or cancellation thereof, and each such Material Agreement is in full force and effect and enforceable in accordance with its terms.

                   Neither Leavitt nor Sub has waived any rights under any Material Agreement, which waiver reasonably would be expected to have a Material Adverse Effect.

         4.23. DUE AUTHORIZATION; BINDING OBLIGATION. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of Chase and Leavitt. This Agreement has been duly executed and delivered by each of Chase and Leavitt and is a valid and binding obligation of each of Chase and Leavitt, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of either Chase's or Leavitt's certificate of incorporation or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or, to the knowledge of Leavitt, other governmental body which is either applicable to, binding upon or enforceable against Leavitt or requires any filing or authorization under any applicable law, ordinance or regulation; (ii) subject to obtaining the consents disclosed on Schedule 7.4, result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Chase, Leavitt or Sub or the Purchased Assets; (iii) require Chase, Leavitt or Sub to obtain any consent, approval or action of, or make any filing with or the giving of notice to, any person or entity except as contemplated by Sections 3.2.3 or 7.4 or those which the failure to obtain, make or give, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien upon any of the Purchased Assets, other than Liens created by Purchaser.

         4.24. INTERCOMPANY TRANSACTIONS. Except for the transactions, if any, described in Schedule 4.24, there are no contracts or arrangements for purchase, sale or lease of goods, equipment or services, or any tax sharing or similar agreements, between Sub or the Business, on the one hand, and Leavitt or any affiliate of Leavitt other than Sub, on the other hand.

         4.25. PURCHASED INVENTORY. The Purchased Inventory to be reflected in the Closing Statement will consist only of items of quality and quantity commercially useable and saleable in the ordinary course of the Business, except for any items of obsolete material or material below standard quality or commercial specifications which are specifically identified as such.

         4.26. BUSINESS RELATIONS. The Business is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of their customers or suppliers that would reasonably be expected have a Material Adverse Effect. To Leavitt's knowledge, no customer of the Business intends to cease doing business with (or substantially reduce its business with) the Business, which cessation (or reduction) would reasonably be expected to have a Material Adverse Effect. The Business has not experienced any difficulties in obtaining any raw materials necessary to the operations of the Business that had, or may reasonably be expected to have, a Material Adverse Effect and, to Leavitt's knowledge, no such shortage of raw materials that would have reasonably be expected to have a Material Adverse Effect is threatened.

         4.27. PRODUCT WARRANTIES. Neither Chase nor Leavitt has made any express warranty as to the condition, value, design, operation, compliance with applicable law, merchantability or fitness for use of any of the products sold by the Business, except as such warranties may be contained in customer purchase orders, shipping tags or deemed to apply by operation of law under the Uniform Commercial Code with respect to the specifications pursuant to which such products were manufactured or the tensile strength of such products.

         4.28. LOCATION OF INVENTORY AND ASSETS. Except for inventory in-transit and purchased material at outside processors, no Purchased Inventory is located in any third party warehouse facilities or customer locations. All of the personal property, excluding motor vehicles, inventory in-transit and purchased material in-transit, constituting part of the Purchased Assets is located at either the Purchased Real Estate or Purchased Leasehold Premises.

         4.29. NO PRODUCTION OF ASBESTOS-CONTAINING PRODUCTS. Since August 30, 1996, to the knowledge of Leavitt, the Business has not produced or otherwise sold products which contain asbestos or asbestos-containing coatings or insulation.

         4.30. FINAL SALES. All sales of inventory by the Business have been and currently are made on terms of a final sale, and not on terms of consignment or pursuant to which such inventory may be returned if not sold or utilized by customers of the Business.

         4.31. ACCOUNTS RECEIVABLE. All accounts receivable of Leavitt are reflected on its books and records in accordance with GAAP consistently applied, arose from bona fide transactions in the ordinary course of business subject to no setoffs or counterclaims except as reserved against and, to the knowledge of Leavitt, are collectible.

         4.32. MANUFACTURE OF TUBING AND PIPE. Neither Chase nor any subsidiary of Chase, other than Leavitt or Sub, currently manufactures and sells steel tubing or steel pipe products.

         4.33.     LIMITATIONS ON LEAVITT'S REPRESENTATIONS AND WARRANTIES.

                   4.33.1. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all purposes of this Agreement.

                   4.33.2. To the extent that Leavitt's representations and warranties expressed herein are qualified by reference to Leavitt's knowledge, such reference shall be limited to the actual knowledge of the individuals set forth on Schedule 4.33.

                   4.33.3. The representations and warranties set forth in this
                   Article 4 are the only representations and warranties made by Leavitt with respect to the Business and the Purchased Assets. Except as specifically set forth herein, Leavitt is selling the Purchased Assets to Purchaser "as is" and with all faults.

                   4.33.4. CONDITION OF PURCHASED ASSETS. Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the assets and properties of Leavitt and Sub and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. The Purchased Assets are to be sold to and accepted by Purchaser at Closing in their then present condition, "AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED," EXCEPT FOR THE

                   EXPRESS REPRESENTATIONS AND WARRANTIES OF LEAVITT CONTAINED IN THIS ARTICLE 4. EXCEPT AS EXPRESSLY SET FORTH IN THIS
                   ARTICLE 4, LEAVITT MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE PHYSICAL CONDITION OF THE PURCHASED ASSETS AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER SHALL RELY ON ITS OWN INVESTIGATIONS IN DETERMINING WHETHER TO ACQUIRE THE PURCHASED ASSETS AND THE SHARES. THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR CHASE AND LEAVITT ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

         4.34. BROKERS. Leavitt has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, except The Robinson-Humphrey Company LLC ("Robinson-Humphrey"), which Leavitt shall be solely responsible to compensate.

         4.35. TRUE AND COMPLETE COPIES. Copies of documents delivered and to be delivered hereunder by Leavitt or Sub are and will be true and complete copies of such documents.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. In order to induce Leavitt and Chase to enter into this Agreement and to consummate the transactions contemplated hereunder, Purchaser makes the following representations and warranties:

         5.1. ORGANIZATION, POWER AND AUTHORITY OF PURCHASER. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Illinois. Each of Purchaser, Dale R. Pinkert and Robert Pinkert has all requisite power and authority to enter into this Agreement and perform its respective obligations hereunder.

         5.2. DUE AUTHORIZATION; BINDING OBLIGATION. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Purchaser. This Agreement has been duly executed and delivered by each of Purchaser, Dale R. Pinkert and Robert Pinkert and is a valid and binding obligation of each enforceable against each in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in any breach of any provisions of Purchaser's Articles of Organization and Operating Agreement, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien (except Liens created pursuant to financing arrangements entered into by Purchaser for the purpose of consummating the transactions contemplated hereby) upon any assets of Purchaser, Dale R. Pinkert or Robert Pinkert under any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which Purchaser, Dale R. Pinkert or Robert Pinkert is a party or by which Purchaser, Dale R. Pinkert or Robert Pinkert or any of their respective material assets may be bound or subjected, (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation, of any governmental entity applicable to Purchaser, Dale R. Pinkert or Robert Pinkert or by which or to which any of the assets of Purchaser, Dale R. Pinkert or Robert Pinkert is bound or subject or (iv) require Purchaser, Dale R. Pinkert or Robert Pinkert to obtain any consent, approval or action of, or make any filing with or the giving of notice to, any person or entity except those which the failure to obtain, make or give, individually or in the aggregate, would not reasonably be expected to have a material adverse effect.

         5.3. PURCHASE FOR INVESTMENT. Purchaser is purchasing the Shares for investment and not with a view to their distribution in whole or in part.

         5.4. INVESTIGATION BY PURCHASER. Purchaser has conducted an investigation of the Purchased Assets and of the operations of the Business. Purchaser has reviewed all of the documents, records, reports and other material identified in the Exhibits and Schedules hereto, and is familiar with their content. Purchaser acknowledges that it has been given access to and has visited and examined the premises of the Business and is familiar with the condition thereof. For the purpose of conducting these investigations, Purchaser has employed the services of its own agents, representatives, counsel, experts and consultants. Purchaser has relied upon information supplied by Leavitt as set forth herein and in the Exhibits and Schedules hereto and has not relied upon any other information or statement, oral or written, not described herein or not included in a Schedule attached hereto. Notwithstanding the foregoing, nothing contained in this Section 5.4 shall affect or otherwise limit Purchaser's ability to rely on the representations and warranties of Leavitt contained in this Agreement.

         5.5. BROKERS. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         5.6. FINANCIAL RESOURCES. Purchaser has, and at the Closing, Purchaser will have, the financial resources to consummate the transactions contemplated hereby either through (i) cash held in escrow that is available conditioned upon, but available for, the Closing occurring, (ii) financing available through La Salle Bank pursuant to that certain financial commitment letter, dated as of February 16, 2001, by and between Purchaser and La Salle Bank (the "Financing Commitment"), or (iii) a combination of the preceding clauses (i) and (ii). A true and correct copy of the Financing Commitment has been delivered to Leavitt, and the Financing Commitment currently is in effect and has not been rescinded or modified.

6.       ADDITIONAL COVENANTS OF THE PARTIES.

         6.1. ALL REASONABLE EFFORTS. Each party hereto will use all reasonable efforts to cause to be satisfied prior to March 31, 2001, or if not satisfied on or prior to March 31, 2001, as soon as practicable thereafter, all of the conditions to its respective obligations to consummate the sale and purchase of the Purchased Assets. Each party hereto shall also execute prior to or after the Closing Date such other documents or agreements and take such other actions as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby, and, specifically, Leavitt shall use all reasonable efforts to obtain all consents and approvals necessary for the assignment to Purchaser of the Purchased Contracts, the Madison County Leases, and such other contracts and agreements related to the Business to be assigned to Purchaser pursuant to this Agreement.

         6.2. CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except set forth on Schedule 6.2 or as otherwise provided by the prior written consent of
Purchaser:

                   6.2.1. Leavitt will, and Leavitt will cause Sub to, conduct the business and operations of the Business in all material respects in the manner in which the same have heretofore been conducted, and it will use all commercially reasonable efforts to (i) preserve the business organization of the Business intact, (ii) keep available to Purchaser the services of the employees and agents of the Business, and
                   (iii) preserve the relationships with the customers of the Business, suppliers and others having dealings with the Business;

                   6.2.2. Leavitt will, and Leavitt will cause Sub to, maintain all of the properties of the Business in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and will maintain insurance of such types and in such amounts upon all of the properties of the Business and with respect to the conduct of the operations of the Business as are in effect on the date of this Agreement; and

                   6.2.3. Leavitt will not, and Leavitt will cause Sub not to,
                   (i) pay any bonus or increase the rate of compensation of any of the employees of any of the Business other than in the ordinary course of business; (ii) sell or transfer any of the assets of any of the Business other than in the ordinary course of business; (iii) make or obligate themselves to make capital expenditures with respect to the Business aggregating more than $10,000; (iv) with respect to the operations of the Business, incur any material obligations or liabilities or enter into any material transaction; (v) mortgage, pledge or encumber (or permit any Lien to attach to) any properties or assets of the Business (other than purchase money security interests incurred in connection with any purchase of properties or assets for use in the Business); (vi) other than in the ordinary course of business, amend or terminate any Material Agreement or any license or permit relating to the Business; (vii) make any material change in any Seller Plan, except as required by law or the terms of any applicable collective bargaining agreement; (viii) increase or modify any severance benefit payable to any employee of the Business except as disclosed on Schedule 4.16 or any modification to the terms of that certain Change of Control Agreement, dated as of May 26, 1998 (as amended, the "Klima Change of Control Agreement"), by and between Chase and David
                   J. Klima ("Klima") previously disclosed to Purchaser, or (ix) enter into any other agreement, course of action or transaction material to the Business except in the ordinary course of business.

         6.3.      ACCESS TO THE PROPERTIES AND RECORDS OF THE BUSINESS.

                   6.3.1. From and after the execution and delivery of this Agreement, Leavitt will, and Leavitt will cause Sub to, afford to representatives of Purchaser access, during normal business hours and upon reasonable notice, to the premises of the Business sufficient to enable Purchaser to inspect the Purchased Assets and assets and properties of Sub, and furnish to such representatives during such period all such information relating to the foregoing investigation as Purchaser may reasonably request. Notwithstanding the foregoing, Purchaser shall not conduct any physical or invasive testing or inspections of any Purchased Asset without Leavitt's prior written consent, which consent may be withheld in Leavitt's sole discretion.

                   6.3.2. Purchaser agrees that in conducting any inspections, investigations or tests of the Purchased Assets, Purchaser and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Purchased Assets, (ii) not damage any part of the Purchased Assets,
                   (iii) not injure or otherwise cause bodily harm to Leavitt or its guests, agents, invitees, contractors and employees, (iv) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Leavitt covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Purchased Assets, and deliver a certificate of insurance verifying such coverage to Leavitt prior to entry upon the Purchased Assets,
                   (v) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Purchased Assets, (vi) not permit any Liens to attach to the Purchased Assets or any part thereof by reason of the exercise of Purchaser's rights hereunder, (vii) fully restore the Purchased Assets to the condition in which the same was found before any such inspection or tests were undertaken,
                   (viii) not reveal or disclose any information obtained concerning the Purchased Assets to anyone outside Purchaser's organization, its agents or representatives, (ix) permit Leavitt and its agents and representatives to be present during any such inspection, investigation or test; and (x) not enter the Land or Improvements, nor contact any leasing agent or property manager of the Property or any governmental entity or authority, without Leavitt's prior written consent, which consent shall not be unreasonably withheld; provided, however, that Leavitt may, in its sole discretion, withhold its consent if such consent is requested for any physical or invasive testing or inspections of any Purchased Assets.

                   6.3.3. Purchaser will indemnify, defend, and hold Leavitt and its partners, shareholders, officers, directors, agents, employees, property manager, controlling persons and affiliates (individually a "Leavitt Party" and collectively the "Leavitt Parties") harmless from all damages to Leavitt's or Sub's property and all losses, costs, Liens, causes of action, liability, damages and expenses related thereto, including without limitation reasonable attorneys' fees incurred by any Leavitt Party as a result of the entry upon or inspections, tests or investigations of the Purchased Assets conducted by or on behalf of Purchaser. Purchaser's obligations under this Section 6.3.3 shall survive the termination of this Agreement for any reason.

                   6.3.4. From and after the Closing, Leavitt will make available to the representatives of Purchaser access, during normal business hours and upon reasonable notice, to the financial statements and records of the Business and work papers of Leavitt's independent auditors with respect to audits performed on the financial statements of the Business and the financial statements of Leavitt to the extent reasonably requested by Purchaser to enable Purchaser to prepare audited financial statements relating to the Business for such periods and in such form as Purchaser reasonably determines is required for purposes of Purchaser's filings under applicable securities laws.

                   6.3.5. To the extent any document containing information about the Business constitutes an Excluded Asset pursuant to
                   Section 1.3.4 and is reasonably necessary to Purchaser's operation of the Business after the Closing, Leavitt shall make such document and/or information available to Purchaser and its representatives during normal business hours of Leavitt upon prior written notice by Purchaser. Purchaser shall be permitted to make copies of any such documentation and/or information made available to Purchaser pursuant to this Section 6.3.5 to the extent such documentation and/or information pertains to the Business, subject to executing and delivering to Leavitt a confidentiality agreement in form and substance acceptable to Leavitt relating to that portion of such information that pertains to any Excluded Assets or any assets or operations of any affiliate of Leavitt (other than Sub).

         6.4. BULK SALES LAW. Purchaser waives compliance with the bulk sales law of any applicable state in connection with the transactions contemplated by this Agreement.

         6.5. EXPENSES. Purchaser, on the one hand, and Leavitt, on the other hand, shall each bear its own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

         6.6.      EMPLOYEE MATTERS.

                   6.6.1. On or before the Closing Date, Purchaser shall offer employment on an at will basis and on substantially the same terms and conditions as in effect on the Closing Date to all employees of the Business as of the Closing Date, including without limitation to all such employees on short-term disability leave and workers' compensation leave but excluding any such employee on long-term disability leave. Purchaser shall employ on such terms and conditions provided herein each such employee who accepts such offer, with such employment to be effective on the Closing Date; provided that Purchaser's employment of all such employees who are on (1) short-term disability leave will only be effective if, and at such time, such employees are released to return to work before either (A) qualifying for long-term disability benefits under the terms of the Insured LTD Component Program, as defined in Schedule 4.20, as of the Closing Date, for those employees eligible for such benefits, or (B) the end of the short-term disability period, with respect to those employees who are not eligible for long-term disability benefits under the Insured LTD Component Program and (2) workers' compensation leave will only be effective if, and at such time, such employees are released and eligible to return to work under applicable workers' compensation law or, if applicable, any collective bargaining agreement; and provided further that any employees of the Business on layoff as of the Closing Date shall be treated as laid off employees of Purchaser for all purposes, and shall be accorded all rights, including without limitation recall and seniority rights, which such laid off employees had as of the Closing under the collective bargaining agreements listed in Item I of Schedule
                   4.19 as in effect as of the date hereof (collectively, the "Collective Bargaining Agreements"). Purchaser is not assuming any of the Collective Bargaining Agreements. Notwithstanding the foregoing, from and after the Closing Purchaser shall comply with the terms and conditions of each Collective Bargaining Agreement with respect to all union-represented employees of the Business who are covered by the Collective Bargaining Agreements and who accept employment with Purchaser, except to the extent Purchaser negotiates different agreements with the applicable union(s) on either a prospective or retroactive basis or Purchaser lawfully implements changes to such terms and conditions after bargaining with the applicable union(s) to an impasse.
                   Schedule 6.6.1 contains a list of all employees of the Business, and separately identifies those employees who, as of the date hereof, are on short-term disability leave, long-term disability leave, workers' compensation leave or layoff, and those employees of the Business who are covered by collective bargaining agreements. Leavitt shall inform Purchaser in writing within two (2) business days of its being notified of any employee identified as on short-term or long-term disability leave or workers' compensation leave being released to return to work prior to the Closing Date. Those employees of the Business who accept employment with Purchaser are referred to herein as the "Continued Employees." Nothing in this Agreement shall be deemed to require that the employment of any Continued Employee be continued for any specific period of time after the Closing Date; provided that this sentence shall not affect the rights, including recall and seniority rights, of any employee under the terms and conditions of the Collective Bargaining Agreements, until they may be changed as described above. Except for obligations of Leavitt as provided in
                   Section 6.6.2, Purchaser shall indemnify, defend and hold Leavitt harmless for any Losses related to, resulting from or arising out of (i) Purchaser not assuming any of the Collective Bargaining Agreements, (ii) Purchaser's failure to comply with the terms and conditions of the Collective Bargaining Agreements with respect to all union-represented employees of the Business who are covered by the Collective Bargaining Agreements and who accept employment with Purchaser, or (iii) any changes made by Purchaser (either unilaterally or by agreement with the applicable union(s)) to the terms and conditions of the Collective Bargaining Agreements. Purchaser shall further indemnify, defend and hold Leavitt harmless for any Losses related to, resulting from or arising out of (y) any violation by Purchaser of the National Labor Relations Act or any other law related to collective bargaining, or (z) Purchaser's failure to perform its obligations under and pursuant to this Section 6.6.

                   6.6.2. As of the Closing Date, Purchaser (or a member of its controlled group within the meaning of Sections 414(b), (c) or (m) of the Code (collectively, the "Purchaser Group") shall assume the rights, obligations and liabilities under the Assumed Plans set forth in Schedule 6.6.2 for the benefit of the Continued Employees and employees of the Business on short-term disability leave, long-term disability leave or workers' compensation leave as of the Closing Date. Purchaser shall give each Continued Employee credit for accrued vacation to the extent accrued as of the Closing Date. Subject to the performance by Purchaser of its obligations under and pursuant to Section 6.6, and without limiting Purchaser's indemnity obligations set forth in the last two sentences of Section 6.6.1, (i) Leavitt shall be responsible for those severance obligations and liabilities, if any, resulting from Leavitt's termination of any employee of the Business as a result of the transactions contemplated in this Agreement, unless Purchaser fails to offer employment to employees of the Business, or employ the employees of the Business who accept such offer, in accordance with Section 6.6.1, in which case Purchaser shall be responsible for such severance obligations and liabilities, if any, as to such employee(s) to whom Purchaser fails to offer employment or so employ, (ii) Leavitt shall be responsible for those severance obligations and liabilities, if any, as to any employee of the Business who is on layoff as of the Closing Date and is not (a) recalled to work by Purchaser and (b) subsequently terminated by Purchaser; and (iii) Purchaser shall be responsible for those severance obligations or liabilities, if any, related to, resulting from or arising out of Purchaser's termination of any Continued Employee. Notwithstanding the foregoing, should any Continued Employee or any employee of the Business on layoff as of the Closing Date seek to impose severance obligations or liabilities on Leavitt as a result of Purchaser's unilateral changes to the terms and conditions of any of the Collective Bargaining Agreements as permitted under Section 6.6.1, Leavitt shall be responsible for such severance obligations or liabilities, if any; provided that Purchaser shall be responsible for such severance obligations or liabilities if Purchaser's unilateral changes include a reduction in wages of more than $4.00, or 18%, per hour, whichever is less, for any employee.

                   6.6.3. Except for the Assumed Plans listed on Schedule 6.6.2, neither Purchaser nor any member of the Purchaser Group shall have any liability or responsibility for any Seller Plan sponsored by any member of the Seller Group. Except as provided in Exhibit A, with respect to the Assumed Plans, Purchaser, or a member of the Purchaser Group, shall assume all liabilities with respect to such Seller Plans, including without limitation liabilities with respect to employees of the Business who are on short-term disability leave, long-term disability leave or workers' compensation leave and entitled to current or future benefits under such Seller Plans as of the Closing Date, regardless if such liabilities were incurred prior to the Closing Date. Purchaser, or a member of the Purchaser Group, and Leavitt agree to enter into an assumption agreement under which the sponsorship of the Assumed Plans will be transferred from Leavitt to Purchaser, or a member of the Purchaser Group, effective on the Closing Date, substantially in the form of the Assumption Agreement set forth in Exhibit A attached hereto.

                   6.6.4. Purchaser shall provide health, life, short term disability and long term disability coverage for the benefit of the Continued Employees and employees of the Business on short-term disability leave, long-term disability leave or workers' compensation leave as of the Closing Date, to the extent Seller Plans are not assumed pursuant to Subsection
                   6.6.3 above, on substantially the same basis as offered by Leavitt under the Seller Plans. Effective from and after the Closing Date, Purchaser shall cause each such employee and his or her eligible dependents to be eligible to participate in each such plan maintained by Purchaser (the "Purchaser Welfare Plans"), in accordance with the terms of the Purchaser Welfare Plans, without regard to any preexisting condition of such employees and their dependents, to the extent such preexisting condition was covered under Seller Plans, and recognizing service with members of Seller Group for purposes of meeting any waiting periods under Purchaser Welfare Plans. Leavitt shall remain responsible for claims of such employees and their eligible dependents incurred under the Non-Assumed Plans listed in Schedule 1.3.9 which provide health, life, short-term disability and long-term disability coverage, and Purchaser shall be solely responsible, in accordance with the terms of Purchaser Welfare Plans, for all such liabilities for claims incurred by any such employee and his or her eligible dependents on or after the Closing Date. Purchaser and Leavitt shall cooperate in ensuring that welfare benefit coverage for such employees and their eligible dependents prior to the Closing Date is coordinated with such coverage provided after the Closing Date, and Leavitt shall provide or cause to be provided to Purchaser such information as may be reasonably necessary to enable Purchaser to fulfill its obligations toward such employees.

                   6.6.5. With respect to the Non-Assumed Plans identified in
                   Schedule 1.3.9 which are qualified under section 401(a) of the Code which are not assumed by Purchaser, Purchaser shall provide qualified retirement plan benefits to the Continued Employees and, if such employees become Purchaser's employees, employees of the Business on short-term disability leave, or workers' compensation leave as of the Closing Date, to the extent applicable, in the aggregate on substantially the same basis as offered by Leavitt under such Non-Assumed Plans until such time as Purchaser negotiates a different agreement with any labor union that is a party to or beneficiary of such Non-Assumed Plans on either a prospective or retroactive basis or Purchaser lawfully implements changes to such qualified retirement plan benefits after bargaining with the applicable union to impasse. For purposes of participation in the qualified plans maintained by Purchaser (the "Purchaser Qualified Plans"), Purchaser shall recognize service with members of Seller Group for eligibility and vesting purposes under such Purchaser Qualified Plans. Leavitt shall provide or cause to be provided to Purchaser such information as may be reasonably necessary to enable Purchaser to fulfill its obligations toward such employees pursuant to this Section 6.6.5.

                   6.6.6. Pursuant to the Leavitt Tube Company Salaried Employees Profit Sharing and 401(k) Plan (the "Leavitt 401(k) Plan") documents, Leavitt shall cause the account balances of the Continued Employees and employees of the Business on short-term disability leave, long-term disability leave or workers' compensation leave as of the Closing Date to be credited with contributions and appropriate earnings through the Closing Date. In connection with its assumption of the Leavitt 401(k) Plan, Purchaser shall take the requisite actions, including, but not limited to, amending the governing plan documents and associated instruments, to ensure that any outstanding loans of any participant under such plan does not incur an event of default by reason of transactions contemplated by this Agreement and that such participants shall be able to continue to maintain and repay such loans pursuant to their terms under the Leavitt 401(k) Plan as assumed by Purchaser. Leavitt shall provide or cause to be provided to Purchaser such information as may be reasonably necessary to enable Purchaser to fulfill its obligations toward such participants pursuant to this Section 6.6.6.

                   6.6.7. Purchaser shall be responsible for providing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), under those Assumed Plans which are group health plans to current and former employees of the Business and their dependents who are or become entitled to or are receiving continuation coverage pursuant to COBRA ("COBRA Coverage") under such plans prior to the Closing Date (the "Existing COBRA Continuees") and to any Continued Employee and any employee of the Business on short-term disability leave, long-term disability leave or workers' compensation leave who incurs a COBRA qualifying event under such plans on or after the Closing Date. Purchaser shall also be responsible for providing COBRA Coverage under those Purchaser Plans which are group health plans to any such employee who incurs a COBRA qualifying event under such plans on or after the Closing Date. Leavitt shall be responsible for providing COBRA Coverage under those Non-Assumed Plans which are group health plans, to any employee of the Business and his or her dependents covered under such plans who incurs a COBRA qualifying event before or on the Closing Date.

                   6.6.8. Prior to the Closing Date, Leavitt shall use its reasonable efforts to encourage all of the employees of the Business to continue their respective employment with the Seller Group and to accept employment with Purchaser on or following the Closing Date. Leavitt shall cause each member of the Seller Group to, as of the Closing Date, irrevocably waive any and all rights Leavitt or any member of the Seller Group shall have under any agreements (including noncompetition and confidentiality agreements) with any of the Continued Employees or under any applicable law to restrict or limit the scope or duties of any of the Continued Employees' employment with Purchaser, any member of Purchaser Group, Seller or any member of any Seller Group. Except as specifically provided otherwise in this Agreement, neither Purchaser nor Leavitt will solicit for employment, for a period of twelve (12) months after the Closing Date, any of the employees of the other party.

                   6.6.9. Leavitt shall communicate or cause to be communicated to the employees of the Business the effect of the provisions of this Agreement and the actions required to be taken by Leavitt and Purchaser under the terms of this Agreement on such employees' benefits and terms of employment with members of the Seller Groups. Purchaser shall communicate or cause to be communicated to the employees of the Business the effect of the provisions of this Agreement and the actions required to be taken by Leavitt and Purchaser under the terms of this Agreement on such employees' benefits and terms of employment with Purchaser. Purchaser and Leavitt shall cooperate in providing information necessary to enable each to satisfy their obligations pursuant to this Section 6.6.9.

                   6.6.10. Effective as of the consummation of the Closing, Purchaser will offer employment to Klima upon such terms so that Klima shall not be entitled to receive compensation as provided pursuant to Section 4.a of the Klima Change of Control Agreement. Purchaser agrees that if Klima's employment by Purchaser shall thereafter be terminated by Purchaser, or if Klima shall thereafter resign from such employment, Purchaser will be liable and responsible for paying, and hereby assumes the obligation to pay, to Klima any and all amounts that may be due or owing to Klima under the Klima Change of Control Agreement as a result of such termination or resignation and shall indemnify, defend and hold Leavitt and Chase harmless from and against any Losses related to, resulting from, or arising out of any claim or demand which may be asserted by Klima against Leavitt or Chase arising out of or pursuant to the Klima Change of Control Agreement; provided, however, that Purchaser shall not indemnify Chase or Leavitt for any such Losses to the extent related to, resulting from or arising out of any actions by Leavitt, Chase or any of their affiliates prior to the Closing other than in connection with the transactions contemplated by this Agreement. This provision is not intended to create rights in Klima as a third party beneficiary hereof.

                   6.6.11. Leavitt shall terminate the employees of the Business on the Closing Date, except Leavitt may in its discretion decide to continue the employment of such employees on (i) long term disability leave, (ii) short-term disability leave or (iii) workers' compensation leave, in each case, for a period of time also in Leavitt's discretion, up until such time as any such employee is to be employed by Purchaser pursuant to this Agreement. Purchaser shall be responsible for providing any notice required under the Worker Adjustment Retraining Notification Act ("WARN"). Purchaser shall be responsible for any Losses under WARN, and Purchaser shall indemnify, defend and hold Leavitt harmless for any such Losses

         6.7. OBLIGATION TO NOTIFY. Each party shall have the continuing obligation until the Closing to notify the other party promptly in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in this Agreement. To the extent any such matter causes or will cause any covenant under this Agreement to be breached, or that renders or will render untrue any representation or warranty contained in this Agreement, the party whose covenant, agreement, representation or warranty would be breached or rendered untrue shall use commercially reasonable efforts to cure, before the Closing, any violation or breach of any covenant, agreement, representation or warranty made in this Agreement. Notwithstanding the foregoing, the notification obligation under this
Section 6.7 shall not apply with respect to any event, transaction or circumstance of which a party has been notified by the other party pursuant hereto or with respect to which both parties to this Agreement have actual knowledge, and the failure by any part to notify the other party pursuant to this Section 6.7 with respect to any matter hereafter arising or discovered shall not affect such party's rights or obligations under Article 12 hereof.

         6.8. FINANCING COMMITMENT. Purchaser shall not take any action from and after the date of this Agreement through the Closing Date that is prohibited by the Financing Commitment or would otherwise limit or restrict the financing available thereunder.

         6.9.      TITLE COMMITMENTS; SURVEYS.

                   6.9.1. INITIAL TITLE COMMITMENTS. Purchaser acknowledges and agrees that (i) Purchaser has received initial title commitments or certificates of title (collectively, the "Initial Title Commitments"), and all applicable title exception documents, for each of the Purchased Real Estate, the Purchased Leasehold Premises, and the Holco Real Property (collectively, the "Real Estate"), (ii) the title to the Real Estate as reflected in the Initial Title Commitments is acceptable to Purchaser, (iii) the issuance of the Title Policies (defined below) shall be conclusive evidence that Purchaser or Sub, as applicable, hold good and indefeasible fee title to the Purchased Real Estate and the Holco Real Property and good and indefeasible leasehold title to the Purchased Leasehold Premises.

                   6.9.2. DELIVERY OF TITLE POLICIES. On or before the Closing, Leavitt and Purchaser shall take all reasonably necessary actions customarily required by each party to cause the issuance at the Closing of title policies (collectively, the "Title Policies") for the Real Estate. The Title Policies shall (i) be based on the applicable Initial Title Commitments, (ii) name only Purchaser (or its assignee as permitted hereunder) or Sub, as applicable, as the named insured, (iii) list as permitted exceptions only the Permitted Exceptions, (iv) state that the insured amount is an amount as is requested by Purchaser and permitted by the applicable title insurance company, and (v) to the extent available at Closing, contain any endorsements that are requested by Purchaser.

                   6.9.3. DELIVERY OF SURVEYS. Leavitt shall deliver to Purchaser a current ALTA survey for each portion of the Real Estate (but excluding the portion of the Real Estate located in Hammond, Indiana) (such surveys being hereinafter collectively referred to as the "Initial Surveys") promptly after Leavitt receives such Initial Survey.

                  6.9.4. ALLOCATION OF COSTS. Leavitt agrees to pay all costs and expenses related to (i) subject to the Title Policy Cost limitation set forth below, the issuance by the applicable title insurance company of the Initial Title Commitments, (ii) the issuance by the applicable surveyor of the Initial Surveys, (iii) any applicable state and county transfer taxes and recording costs incurred in connection with the transfers of the Real Estate as contemplated by this Agreement, and (iv) one-half of any escrow fees incurred in connection with the transfers of the Real Estate as contemplated by this Agreement. Purchaser agrees to pay all costs and expenses related to (a) any updates, changes, or corrections to the Initial Title Commitments or the Initial Surveys, and (b) one-half of any escrow fees, and all municipal transfer taxes, incurred in connection with the transfers of the Real Estate as contemplated by this Agreement. With respect to the costs and expenses related to the issuance by the applicable title insurance company of the Title Policies (the "Title Policy Cost"), Leavitt shall pay up to, but not exceeding, $10,000 of the Title Policy Costs, and Purchaser shall pay the Title Policy Costs that exceed $10,000. Notwithstanding the foregoing, Purchaser agrees to pay all costs (including without limitation, transfer taxes, escrow fees, and recording costs) incurred in connection with the transfer of the portion of the Real Estate located in Hammond, Indiana. All other costs and expenses not allocated by this Section 6.9.4 but incurred in connection with the transfers of the Real Estate as contemplated by this Agreement shall be paid by and allocated to Leavitt and Purchaser in accordance with the customs of the municipality in which the applicable portion of the Real Estate is located.

7. CONDITIONS TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to purchase the Shares and Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Leavitt contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date); provided, however, that this condition shall be deemed to have been satisfied unless, individually or in the aggregate, any inaccuracy of such representations and warranties (without regard to any qualification as to materiality or Material Adverse Effect) would reasonably be expected to constitute or result in a Material Adverse Effect on the Business. Leavitt shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Leavitt shall have delivered to Purchaser a certificate to such effect, dated as of the Closing Date and signed by an executive officer of Leavitt.

         7.2. CERTIFIED RESOLUTIONS. Leavitt shall have delivered to Purchaser copies of resolutions adopted by the board of directors and stockholders of Leavitt authorizing the transactions contemplated by this Agreement, certified in each case as of the Closing Date by a secretary or assistant secretary of Leavitt. Leavitt shall have delivered to Purchaser copies of resolutions adopted by the board of directors of Chase authorizing Chase's execution and delivery of this Agreement, certified as of the Closing Date by a secretary or assistant secretary of Chase.

         7.3. OPINION OF COUNSEL. Purchaser shall have received an opinion dated the Closing Date from Vinson & Elkins L.L.P., counsel for Leavitt and Chase, substantially in form and substance as set forth in Exhibit B attached hereto.

         7.4. RECEIPT OF NECESSARY CONSENTS. All required consents or approvals of third parties necessary to convey to Purchaser all of the Purchased Assets as contemplated by this Agreement, the absence of which would materially adversely affect Purchaser's rights hereunder, shall have been obtained and shown by written evidence reasonably satisfactory to Purchaser; provided, however, that (i) if Leavitt or Purchaser is unable to obtain any such consents or approvals on reasonable commercial terms by the Closing Date, this condition shall be satisfied if Leavitt, by acting as agent for Purchaser or participating in any other reasonable and lawful arrangement, is able to put Purchaser in the same position in all material respects as if such consents or approvals had been obtained in the manner contemplated by Section 3.7 and (ii) the only consents that shall be deemed to materially adversely affect Purchaser's rights hereunder and which, therefore, are the only consents the failure to obtain or provide an arrangement as described in clause (i) above with respect thereto would cause the condition of this Section 7.5 not to be satisfied are those set forth on
Schedule 7.4. Notwithstanding the foregoing or anything herein to the contrary, Leavitt shall not have the right to act as an agent for Purchaser or otherwise fail to obtain required consents relating to the Purchased Leasehold Premises.

         7.5. NO ADVERSE ORDER. There shall not be any order of any court or governmental authority restraining, prohibiting or invalidating the sale of the Shares and Purchased Assets to Purchaser or any other material transaction contemplated hereby.

         7.6. PURCHASED LEASEHOLD PREMISES. Leavitt shall have obtained all Madison County Consents and Madison County Estoppel Certificates.

         7.7. NO MATERIAL DESTRUCTION. From the date hereof until the Closing Date, there shall not have occurred any damage to or destruction of the Purchased Assets that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

8.       CONDITIONS TO OBLIGATIONS OF LEAVITT

         The obligations of Leavitt to sell the Shares and Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date); provided, however, that this condition shall be deemed to have been satisfied unless, individually or in the aggregate, any inaccuracy of such representations and warranties (without regard to any qualification as to materiality or Material Adverse Effect) could reasonably be expected to constitute or result in a Material Adverse Effect on Purchaser. Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Purchaser shall have delivered to Leavitt a certificate to such effect, dated as of the Closing Date and signed by an executive officer.

         8.2. OPINION OF COUNSEL. Leavitt shall have received an opinion, dated the Closing Date, from Deutsch, Levy & Engel, Chartered, counsel for Purchaser, Dale R. Pinkert and Robert Pinkert, substantially in form and substance as set forth in Exhibit C attached hereto.

         8.3. CERTIFIED RESOLUTIONS. Purchaser shall have delivered to Leavitt a copy of a resolution adopted by its board of directors or its managing members, as applicable, authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by its authorized officer.

         8.4. NO ADVERSE ORDER. There shall not be any order of any court restraining, prohibiting or invalidating the sale of the Purchased Assets or Shares to Purchaser or any other material transaction contemplated hereby.

9.       CERTAIN ACTIONS AFTER THE CLOSING.

         9.1. PURCHASER TO ACT AS AGENT FOR LEAVITT. This Agreement shall not constitute an agreement to assign any claim, contract, license, lease commitment, sales order or purchase order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of Leavitt thereunder and, if after Leavitt shall have fulfilled its duties under Section 6.1 hereof with respect to using reasonable efforts to obtain such required consents, such consents shall not have been obtained. If such consent is not obtained or if any attempted assignment would be ineffective or would affect Leavitt's rights thereunder so that the Purchaser would not in fact receive all such rights, then Purchaser shall act as the agent for Leavitt in order to obtain for Purchaser the benefits thereunder. Notwithstanding anything else in this section to the contrary, this section shall not apply to required consents relating to the Purchased Leasehold Premises.

         9.2. PURCHASER APPOINTED ATTORNEY FOR LEAVITT. Effective at the Closing Date, Leavitt hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney of Leavitt, in the name of either Purchaser or Leavitt (as Purchaser shall determine in its sole discretion) but for the benefit and at the expense of Purchaser (except as otherwise herein provided), (i) to institute and prosecute all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Purchaser shall deem advisable; and (iii) to take all action which Purchaser may reasonably deem proper in order to provide for Purchaser the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to the Purchaser pursuant to this Agreement shall not have been obtained. Subject to Section

3.5.4, the Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

10.      PRODUCT WARRANTY AND LIABILITY CLAIMS.

         10.1. PRODUCT WARRANTY AND LIABILITY CLAIMS; COOPERATION IN LITIGATION. As to any product warranty or liability claims asserted against Purchaser or Leavitt for products of the Business shipped after the Closing, Purchaser shall be fully responsible for their defense and resolution. As to product warranty and liability claims for products of the Business shipped before the Closing and first asserted against Purchaser, Leavitt or Sub after the Closing, Leavitt shall be fully responsible for their defense and resolution except to the extent an accrual therefore is included in the Closing Statement as contemplated by Section 3.4.1, with respect to which Purchaser shall be responsible to the extent of such accrual; provided, however, that, with respect to any inventory returned to Purchaser in connection with the assertion of any such product warranty or liability claim, Purchaser shall either deliver to Leavitt the scrap value of such inventory returned to Purchaser or credit the scrap value of such inventory against amounts then owing by Leavitt to Purchaser pursuant to this Agreement. As to such claims first asserted before the Closing, Leavitt shall be solely responsible. Purchaser and Leavitt shall each cooperate with the other in the defense of any such action and in the prosecution or defense of any other actions affecting the Business to the extent reasonably so requested.

11.      MISCELLANEOUS.

         11.1. BROKERS' COMMISSION. Purchaser will indemnify and hold harmless Leavitt from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by Purchaser to bring about, or to represent it in, the transactions contemplated hereby. Leavitt will indemnify and hold harmless Purchaser from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by Leavitt to bring about, or to represent them in, the transactions contemplated hereby.

         11.2. AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         11.3.    TERMINATION.

                  11.3.1. TERMINATION. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                          (i) By the mutual written consent of the parties hereto;

                          (ii) By Purchaser or Leavitt if a court of competent jurisdiction or other governmental entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                          (iii) By Purchaser or Leavitt in the event of the material breach by the other party of any provisions of this Agreement which would give rise to the failure of a condition or covenant set forth in Section 7.1 or
                          Section 8.1, respectively, which breach, if subject to cure, is not remedied by the breaching party within thirty (30) days after receipt of notice thereof from the terminating party; provided, however, that (A) in no event shall the existence of such cure period limit either party's right to terminate this Agreement under
                          Section 11.3.1 (iv) and (B) a party may not terminate this Agreement pursuant to this Section 11.3.1(iii) if such party is then in material breach for any covenant, representation or warranty under this Agreement.

                          (iv) (A) By Leavitt if the Closing shall not have occurred by March 31, 2001, and the conditions set forth in Section 7 shall have been satisfied or Leavitt shall have notified Purchaser that Leavitt is ready to tender all items necessary in satisfaction thereof or (B) by Purchaser or Leavitt if the Closing shall not have occurred by May 31, 2001; provided, however, that the failure of the Closing to have occurred on or before the date set forth in clauses
                          (A) and (B) above, as applicable, shall not have resulted from the breach by the terminating party of any representation, warranty, covenant or agreement of such party contained in this Agreement.

                  11.3.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.3.1(i), no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. The parties hereby agree that, prior to the Closing, the sole and exclusive remedy of any party hereto with respect to all claims related to this Agreement will be as provided in this Section 11.3 This
                  Section 11.3 and Section 11.4.2 shall survive any termination of this Agreement.

                  11.3.3. LIMITATION ON DAMAGES. Notwithstanding anything in this Agreement to the contrary, if prior to the Closing this Agreement is terminated (i) by Leavitt (1) by reason of a breach by Purchaser of Purchaser's obligations hereunder, including without limitation a material breach by Purchaser of any provisions of this Agreement which would give rise to the failure of a condition or covenant of Purchaser or Leavitt as set forth in Sections 7.1 or 8.1 or (2) pursuant to Section 11.3.1(iv)(A), Purchaser agrees to pay Leavitt the sum of Three Hundred Thousand Dollars ($300,000) as and for a termination fee (the "Purchaser Termination Fee") or (ii) by Purchaser by reason of a breach by Leavitt of Leavitt's obligations hereunder, including without limitation a material breach by Leavitt of any provisions of this Agreement which would give rise to the failure of a condition or covenant of Purchaser or Leavitt as set forth in Sections 7.1 or 8.1, Leavitt agrees to pay Purchaser the sum of Three Hundred Thousand Dollars ($300,000) as and for a termination fee (the "Leavitt Termination Fee"). It is the intent of the parties hereunder, and this Agreement hereby provides, that, notwithstanding anything in this Agreement to the contrary (but subject to Section 11.3.5), in the event of any breach hereunder prior to the Closing (A) by Purchaser, Leavitt's sole and exclusive remedy shall be receipt of the Purchaser Termination Fee and, except for the payment of the Purchaser Termination Fee as above provided, Purchaser shall not have any further liability to Leavitt or Chase for any Losses or consequential or other damages incurred or (B) by Leavitt, Purchaser's sole and exclusive remedy shall be receipt of the Leavitt Termination Fee and, except for the payment of the Leavitt Termination Fee as above provided, neither Leavitt nor Chase shall have any further liability to Purchaser for any Losses or consequential or other damages incurred. The Purchaser Termination Fee shall be payable within 10 days after any termination of this Agreement by Leavitt that results in the Purchaser Termination Fee being due and payable and the Leavitt Termination Fee shall be payable within 10 days after the termination of this Agreement that results in the Leavitt Termination Fee being due and payable; provided, however, that if such amount is not paid within fifteen (15) days after it becomes due, then any such payment shall bear interest from and after such date at an amount equal to the Prime Rate plus 4%.

                  11.3.4. INDUCEMENT AND GUARANTY. To induce Leavitt and Chase to execute this Agreement and in consideration thereof, each of Dale R. Pinkert and Robert Pinkert (each, a "Guarantor") hereby individually guarantees $150,000 of the payment obligation of Purchaser (for an aggregate of $300,000) to pay to Leavitt the Purchaser Termination Fee as provided above, when and if due. The guaranty set forth herein by each Guarantor is absolute, unconditional, a guarantee of payment, may not be revoked by either Guarantor and shall continue to be effective after any attempted revocation by either Guarantor and shall not be subject to set-off, counterclaim, reduction, recoupment, reduction or dimuntion, or any defense of any kind or nature that Purchaser or Guarantor may have against Leavitt or any other party or that Guarantor may have against Purchaser or any other party. In the event of default by Purchaser in payment of the Purchaser Termination Fee, or any part thereof, when the Purchaser Termination Fee becomes due, each Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to either Guarantor previous to such demand of the acceptance by Leavitt and Chase of this Agreement, and without any notice having been given to either Guarantor previous to such demand of the creating or incurring of the Purchaser Termination Fee, pay the amount due herein to Leavitt at its office as set forth in this Agreement, and it shall not be necessary for Leavitt or Chase, in order to enforce such payment by the Guarantors, first, to institute suit or exhaust its remedies against Purchaser or others liable for the Purchaser Termination Fee, to have Purchaser joined with the Guarantors in any suit brought under this Agreement or to enforce its rights against any security which shall ever have been given to secure such fees. Each Guarantor expressly agrees to be primarily liable therefor jointly and severally with Purchaser to extent of his guaranty set forth herein. Each Guarantor agrees that Purchaser may modify the terms of this Agreement, other than increasing the amount of the obligations of any Guarantor hereunder, without notice to

                  Guarantor and without affecting in any manner the unconditional obligation of Guarantor hereunder. Each Guarantor acknowledges and agrees that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by Leavitt or Chase of any remedy that Leavitt or Chase may have against Purchaser or any other person or any security. No invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency or other similar law, or any law or order of any government agency thereof purporting to reduce, amend or otherwise affect the Purchaser Termination Fee shall impair, affect or be a defense to the obligations of Guarantor under this guaranty.

                  11.3.5. LIMITATIONS ON LEAVITT TERMINATION FEE. Notwithstanding Section 11.3.3, the limitation on Leavitt's liability as provided in Section 11.3.3 shall not apply if (i) this Agreement is terminated by Purchaser pursuant to Section 11.3.1(iii) or pursuant to Section 11.3.1(iv)(B) because of a material breach by Leavitt of any representation, warranty, covenant or agreement of Leavitt herein, or because of the occurrence of an event, or the failure of a condition to Purchaser's obligations hereunder or Leavitt's obligations hereunder to have been satisfied, which event or failure is a result of a breach by Leavitt of its covenants and agreements hereunder, and (ii) within six months after the date of such termination of this Agreement, Leavitt or an affiliate of Leavitt enters into an agreement with any person (other than the Purchaser or an affiliate of the Purchaser) providing for a transaction of a type included within the definition of "Acquisition Proposal," and which transaction will provide consideration to Leavitt, or any affiliate of Leavitt or its stockholders in excess of that contemplated by this Agreement provided that all amounts paid to Purchaser by Leavitt pursuant to Section 11.3.3. as the Leavitt Termination Fee shall be credited to and applied as a set-off against any Losses or other damages received by Purchaser, if any, pursuant to any claim by Purchaser against Leavitt based on any transaction resulting from any such Acquisition Proposal.

        11.4.     CONFIDENTIALITY.

                  11.4.1. From the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to
                  Section 11.3, each of Purchaser and Leavitt will refrain, and will cause its respective affiliates, officers, directors, employees, agents, and other representatives to refrain, from disclosing to any other person or entity any documents or information concerning the other party hereto (including, with respect to Leavitt, Sub and the Business) acquired by it in connection with this Agreement or the transactions contemplated hereby unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law (including in connection with obtaining necessary insurance regulatory approvals) and notice of such disclosure is furnished to such other party hereto; (ii) either party hereto deems it advisable (upon advise of such party's legal counsel) to disclose any such documents or information in connection with the requirements of any securities law, provided that such disclosing party furnishes to the non-disclosing party notice of such disclosure; or (iii) such documents or information can be shown to have been (A) previously known by the party hereto receiving such documents or information, (B) in the public domain through no fault of such receiving party, or (C) later acquired by such receiving party from other public sources.

                  11.4.2. If this Agreement is terminated pursuant to Section 11.3, Purchaser shall continue to adhere to the terms of the Confidentiality Agreement dated January 16, 2001 between Purchaser and Robinson-Humphrey, as agent for Leavitt, with respect to information concerning Leavitt, Sub or the Business obtained by Purchaser in connection with this Agreement or investigations or evaluations concerning the transactions contemplated hereby.

                  11.4.3. If the Closing occurs, following the Closing Date (i) Leavitt will refrain, and will cause its affiliates, officers, directors, employees, agents, and other representatives to refrain, from disclosing, to any person or entity any information regarding Sub, the Business or the transactions contemplated hereby unless (A) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to Purchaser;
                  (B) Leavitt deems it advisable (upon advice of legal counsel to Leavitt) to disclose any such documents or information in connection with the requirements of any securities law, provided that Leavitt furnishes to Purchaser notice of such disclosure; (C) such documents or information can be shown to have been (1) in the public domain through no fault of Leavitt or (2) later acquired by Leavitt from other public sources; or
                  (D) such disclosure is made in connection with a merger, sale, consolidation or other extraordinary transaction involving Leavitt, its affiliates or its parent company; and (ii) Purchaser will refrain, and will cause its officers, directors, employees, agents and other representatives to refrain, from any other person or entity any documents or information concerning the business or operations of Leavitt other than to the extent relating to Sub or the Business unless (A) such disclosure is compelled by judicial or administrative process or by other requirements of law and notice of such disclosure is furnished to Leavitt; (B) Purchaser deems it advisable (upon advice of legal counsel to Purchaser) to disclose any such documents or information in connection with the requirements of any securities law, provided that Purchaser furnishes to Leavitt notice of such disclosure; (C) such documents or information can be shown to have been (1) in the public domain through no fault of Purchaser or (2) later acquired by Purchaser from other public sources; or (D) such disclosure is made in connection with a merger, sale, consolidation or other extraordinary transaction involving Purchaser, its affiliates or its members.

                  11.4.4. The parties hereto acknowledge and agree that (i) a breach of any of the terms or provisions of this Section 11.4 would cause irreparable damage to the non-breaching party for which adequate remedy at law is not available and (ii) the non-breaching party will be entitled as a matter of right to obtain, without posting any bond or proving of actual damages whatsoever, an injunction, restraining order or other equitable relief to restrain any threatened or further breach of this Section 11.4 which right will not be exclusive but will be cumulative and in addition to any other rights and remedies available at law or in equity.

                  11.4.5. At the Closing, Leavitt will assign to Purchaser the non-exclusive right to enforce the rights of Leavitt and its affiliates under each of the confidentiality agreements between Leavitt or its affiliates (directly or indirectly through Robinson-Humphrey, acting as agent for Leavitt) and any prospective purchaser of Sub and the Business.

         11.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. No rights or obligations hereunder may be assigned by a party hereto without the prior written consent of the other party, provided that (i) Purchaser may assign its rights and obligations hereunder no later than five (5) business days before Closing to a wholly-owned affiliate of Purchaser or another entity commonly owned by the members of Purchaser without Leavitt's prior written consent if Purchaser irrevocably and unconditionally guarantees the performance of all the assignee's obligations under this Agreement hereof, subject only to the terms and conditions of this Agreement (ii) and Leavitt may assign its rights and obligations hereunder to any affiliate of Leavitt or other party after March 31, 2001, provided, that such assignment shall not relieve each of Leavitt and Chase of its respective obligations under this Agreement.

         11.6. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules attached hereto and the Confidentiality Agreement between Purchaser and Robinson-Humphrey dated January 16, 2001, contain the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the Schedules and Exhibits attached hereto, which are fully incorporated herein.

         11.7. HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.8. EXECUTION IN COUNTERPART This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.9. NOTICES. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered to the parties at the following addresses (or to such other address as a party may have specified by notice to the other party pursuant to this provision):

         If to Leavitt prior to Closing, addressed to: Leavitt Tube Company
                                                       1717 West 115th Street
                                                       Chicago, Illinois  60643
                                                       Attn: Michael T. Segraves
                                                       Fax:  (419) 485-8150


         If to Leavitt after Closing, addressed to:    LTC Reserve Corp.
                                                       14212 County Road M-50
                                                       Montpelier, Ohio  43543
                                                       Attn: Michael T. Segraves
                                                       Fax:  (419) 485-8150

         with a copy to:                               Vinson & Elkins
                                                       3700 Trammell Crow Center
                                                       2001 Ross Avenue
                                                       Dallas, Texas 75201
                                                       Attn: Rodney L. Moore, Esq.
                                                       Fax: (214) 999-7781

         If to Purchaser, addressed to:                Pinkert Industrial Group, LLC
                                                       500 Skokie Blvd., Suite 200
                                                       Northbrook, Illinois  60062
                                                       Attn: Dale R. Pinkert
                                                       Fax:  (847) 272-0813

         with a copy to:                               Deutsch, Levy & Engel, Chartered
                                                       225 West Washington Street, Suite 1700
                                                       Chicago, Illinois  60606
                                                       Attn:  Frank Cohen, Esq.
                                                       Fax: (312) 346-1859

         Any such notice shall be deemed given (i) when receipted for by the party to whom addressed, in the case of persona delivery; (ii) the next business day following service by overnight mail or delivery service; (iii) the third business day following the deposit in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested; or (iv) upon receipt of electronic facsimile transmission, provided that a copy of such facsimile notice shall simultaneously be sent to the address by certified or registered mail, return receipt requested.

         11.10. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed therein without regard to the conflicts of laws principles thereof. Each of the parties to this Agreement irrevocably consents to the exclusive jurisdiction and venue (and waives any inconvenient forum objection) of the state and federal courts located in the State of Illinois for the purposes of any court proceedings hereunder and to accept service of process by any means specified in Section 11.9.

         11.11. LIMITATION ON RIGHTS OF OTHER PERSONS. Except for the rights of any Indemnified Parties under Article 13, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, corporation or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         11.12. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         11.13. CERTAIN DEFINITIONS. As used herein, the term "reasonable efforts" means those commercially reasonable efforts which would be exerted by a substantial business enterprise to accomplish the desired result, short of the expenditure of funds disproportionate to the benefit derived; the term "affiliate" shall mean, with respect to a person or entity, any other person or entity which, directly, or indirectly or through one of more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified; the term "Permitted Encumbrances" shall mean (i) when used with respect to the Purchased Assets other than the Purchased Real Estate (including the Purchased Leasehold Interests), (a) statutory liens for current Taxes not yet due and payable, or being contested in good faith by appropriate proceedings, (b) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings, (c) public utility easements of record, in customary form, to serve the Purchased Real Estate, (d) Liens incident to the liabilities and obligations permitted or assumed under this Agreement, and (e) Liens that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of, any of the Purchased Assets or otherwise impair the operations of the Business in any material respect, and (ii) when used with respect to the Purchased Real Estate (including the Purchased Leasehold Interests), Permitted Exceptions; and the term "Permitted Exceptions" shall mean (i) all matters shown in the Initial Title Commitments, and (ii) any exceptions to title, encumbrances, encroachments or similar matters which are or would be disclosed by a review of the Initial Surveys.

         11.14. PURCHASER REPRESENTED BY COUNSEL. Purchaser hereby represents and warrants to Leavitt that: (i) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (ii) Purchaser is purchasing the Purchased Assets for business, commercial, investment or other similar purpose and not for use as Purchaser's residence. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Leavitt.

         11.15. NON-COMPETITION. For a period of five years after the date hereof, each of Chase and Leavitt covenants and agrees that it will not, without the prior written consent of Purchaser, directly or indirectly engage or carry on any business engaged in the manufacture or marketing of mechanical and structural steel tubing and Hi Y 50 pipe in the United States, become involved in the development, manufacture, distribution, licensing, or sale of any products, including without limitation any mechanical and structural steel tubular products in such shapes and sizes, which are now being produced by the Business or whose development, manufacture, distribution, licensing or sale currently is being researched and developed by Leavitt for sale to customers. This Section 11.15 shall not apply to any affiliate of Chase or Leavitt from and after such date that any person acquires fifty percent (50%) or more of the outstanding common stock of Chase.

12.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

         12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, (i) each of the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.8, 4.10, 4.20, 5.3 and 5.5 shall terminate on the expiration of all applicable statute of limitations; and (ii) all remaining representations and warranties shall terminate at 5:00 p.m., Central Standard Time, on the first anniversary of the Closing Date. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted before the date of termination.

         12.2. SURVIVAL OF COVENANTS. The covenants and agreements of the parties hereto contained in this Agreement, to the extent that, by their terms, they are to be performed or complied with (i) prior to or on the Closing Date, shall expire at Closing; and (ii) after the Closing, including without limitation those covenants set forth in Section 6.6 and Article 13, shall expire on the expiration of all applicable statute of limitations affecting such covenant or agreement; provided, however, that any such covenant or agreement that specifies a term or period expiring before the expiration of all applicable statutes of limitations will survive for a period of one hundred eighty days
(180) days following the expiration of such specified term or period.

         12.3. PURSUIT OF CLAIMS. If a claim for indemnification is made in accordance with Article 13 before the expiration of the applicable survival period set forth in Sections 12.1 and 12.2, then (notwithstanding such survival period) the representation, warranty, covenant or agreement applicable to such claim will survive until the resolution of such claim by final, nonappealable judgment or settlement.

13.      INDEMNIFICATION AND PROCEDURES.

         13.1.    INDEMNIFICATION.

                  13.1.1. BY LEAVITT AND CHASE. Subject to the limitations set forth in Section 12, from and after the Closing, each of Leavitt and Chase, jointly and severally, will defend, indemnify and hold harmless Purchaser and any of its officers, directors, employees, representatives, agents attorneys and affiliates (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all liabilities, obligations, commitments, losses, fines, penalties, sanctions, costs (including court costs but excluding costs and expenses of in-house experts and other personnel), expenses, interest, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including reasonable out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses (collectively "Losses") resulting from or arising out of:

                          (i) any breach or inaccuracy by Leavitt of any representations and warranties of Leavitt contained in this Agreement; and notwithstanding anything to the contrary contained in this Agreement, to determine if there has been an inaccuracy of a representation or warranty and the Losses arising from such an inaccuracy, such representation or warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy "in all material respects" or accuracy except to the extent the inaccuracy would not reasonably be expected to have a Material Adverse Effect);

                          (ii) any failure of Leavitt to perform any covenant or agreement of Leavitt hereunder or fulfill any other obligation of Leavitt in respect hereof;

                          (iii) any and all Excluded Liabilities;

                          (iv) liabilities for Taxes as provided in Section 13.4.1; and

                          (v) the lawsuits and claims listed in Items I and III of Schedule 4.14, all other lawsuits pending as of the Closing Date that would require disclosure under
                          Section 4.14, and any lawsuit or third party claim that arises from conduct of Chase, Leavitt or Sub that occurred prior to the Closing Date, in any such case whether such Losses arise directly out of such lawsuits and claims, or from the assertion of any other claims that arise from the matters alleged in such lawsuits and claims, or from the assertion of claims for contribution or indemnity in connection with such lawsuits and claims under the Articles of Incorporation or Certificate of Incorporation, as the case may be, or Bylaws of Leavitt or Sub (and the resolutions of the respective boards of directors relating thereto) that arise from conduct that occurred prior to the Closing Date.

                  13.1.2. BY PURCHASER. From and after the Closing, Purchaser will defend, indemnify and hold harmless Chase and Leavitt and each of its their officers, directors, representatives, agents, attorneys and affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and any and all Losses related to, resulting from or arising out of:

                          (i) any breach by Purchaser of any representations or warranties of Purchaser contained in this Agreement;

                          (ii) any failure of Purchaser to perform any covenant or agreement of Purchaser hereunder, including without limitation the obligations of Purchaser under Section
                          6.6 and Exhibit A, or fulfill any other obligation of Purchaser in respect hereof;

                          (iii) any and all Assumed Liabilities;

                          (iv)  the inspections as set forth in Section 6.3.3;

                          (v) any action taken by Purchaser pursuant to the authority granted to it in Sections 9.1 and 9.2;

                          (vi) any matter arising from the operations of the Business on or after the Closing Date; and

                          (vii) liabilities for Taxes as provided in Section 13.4.2.

        13.2.     INDEMNIFICATION PROCEDURES. Subject to Sections 13.3.2 and
13.4:

                  13.2.1. If a Purchaser Indemnitee or Leavitt Indemnitee (each, an "Indemnitee") becomes aware of any matter that it believes is indemnifiable pursuant to Section 13.1 and such matter involves (i) any claim made against the Indemnitee by any person or entity other than a Purchaser Indemnitee or a Leavitt Indemnitee or (ii) the commencement of any action, suit, investigation, arbitration or similar proceeding against the Indemnitee by any person or entity other than a Purchaser Indemnitee or a Leavitt Indemnitee, the Indemnitee will give the party obligated to indemnify the Indemnitee under this
                  Article 13 (the "Indemnifying Party") prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration or similar proceeding, which notice must (A) provide (with reasonable specificity) the basis on which indemnification is being asserted, (B) set forth the actual or good-faith estimated amount of Losses for which indemnification is being asserted, if known, and (C) be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnitee; provided, however, that the Indemnitee's failure to provide the Indemnifying Party with such notice shall not relieve the Indemnifying Part of its obligations under this Article 13, except to the extent that such Indemnifying Party's ability to defend against such claims has been prejudiced as a result of such failure.

                  13.2.2. The Indemnifying Party will have a period of ten (10) days after the delivery of each notice required by Section
                  13.2.1 during which to respond to such notice. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party does not dispute its liability to the Indemnified Party, and that the Indemnifying Party desires to defend the Indemnified Party with respect to the third party claim, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at its own expense and by counsel chosen by the Indemnifying Party; provided, however, that the Indemnified Party may, at any time prior to its receipt of such notice from the Indemnifying Party, file any motion, answer other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not irrevocably prejudicial to the Indemnifying Party. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate in the defense of such claim and to employ its own separate counsel, but the fees and expenses of such separate counsel shall be at the expense of the Indemnitee unless any of the following provisions shall apply: (i) to the extent the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such claim, action or proceeding; (ii) there shall be defenses available to the Indemnitee that are different from or additional to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnitee; or (iii) there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i),
                  (ii) or (iii) in the immediately preceding sentence is applicable, then the Indemnitee may employee separate counsel at the expense of the Indemnifying Parties to represent or defend it, but in no event shall the Indemnifying Party be obligated to pay the fees and disbursements of more than one such separate counsel for any one such claim, action or proceeding in any one jurisdiction or fees in excess of fees that are reasonable. If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desire to defend the Indemnified Party with respect to the third party claim pursuant to this Section 13.2.2, or if the Indemnifying Party gives such notice but fails diligently and promptly to prosecute or settle the third party claim, the Indemnitee will be free to compromise or defend (and control the defense of), at the expense of the Indemnifying Party such claim and to pursue such remedies as may be available to the Indemnitee under applicable law.

                  13.2.3. Any compromise or settlement of any claim (whether defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party (which consent will not be unreasonably withheld).

                  13.2.4. If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 13.1 and such matter involves a claim made by a Purchaser Indemnitee or a Leavitt Indemnitee, the Indemnitee will give the Indemnifying Party prompt written notice of such claim, which notice must
                  (i) provide (with reasonable specificity) the basis for which indemnification is being asserted, and (ii) set forth the actual or good-faith estimated amount of Losses for which indemnification is being asserted. The Indemnifying Party will have a period of ten (10) days after the delivery of each notice required by this Section 13.2.4 during which to respond to such notice. If the Indemnifying Party accepts (in writing) full responsibility for the claim described in such notice or does not respond within such ten (10) day period, the Indemnifying Party will pay upon demand to the Indemnitee the actual or estimated amount of Losses reflected in such notice. If the Indemnifying Party disputes such claim, then the Indemnifying Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within ten (10) days after such negotiations begin or if such negotiations are not initiated within ten (10) days after notice is given, either the

                  Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes or otherwise exercise any rights it may have at law or equity with respect to such disputes.

         13.3. CLAIMS LIMITATIONS; EXCLUSIVE REMEDIES. Notwithstanding the foregoing provisions of this Article 13,

                  13.3.1. Chase and Leavitt shall have no liability for indemnification for any Losses under Section 13.1.1(i) until and unless the cumulative total of such Losses exceeds in the aggregate $250,000 (the "Deductible"), at which time all amounts of Losses (other than De Minimus Losses (as defined below)) in excess of $250,000 may be claimed and recovered as provided in this Agreement; provided, however, that no Loss with a value of less than $1,000 (a "De Minimus Loss") shall be included in calculating the aggregate amount of Losses for determining whether the Deductible has been satisfied; provided, further, that a De Minimus Loss shall not be recoverable for any reason, including without limitation if the Losses exceed the Deductible; provided, further, that the aggregate liability of Chase and Leavitt pursuant to this
                  Article 13 shall be limited to an amount equal to the Cash Consideration as adjusted pursuant to Section 3.4 and Section 3.5;

                  13.3.2. If an Indemnitee recovers from any third party (including insurers) all or any part of any amount previously paid to it by an Indemnifying Party pursuant to Sections 13.1 or 13.4, such Indemnitee will promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Party; and

                  13.3.3. Chase and Leavitt shall not be liable to indemnify any Purchaser Indemnity for any Loss, and such Loss shall not be applied towards the thresholds in Sections 13.3.1 and 13.3.2, to the extent such Losses constitute an Assumed Liability or otherwise are reserved against or reflected as a liability in the Closing Statement.

                  13.3.4. Without limiting the rights that any party may have for fraud under common law, Purchaser and Chase and Leavitt agree that, from and after the Closing, the sole and exclusive remedy of any party hereto with respect to all claims related to this Agreement, including without limitation any claims regarding the Purchased Assets arising out of any actual or alleged breach of this Agreement will be provided as set forth in this Article 13.

                  13.3.5. After the Closing neither Leavitt, Chase nor Purchaser shall be liable under this Agreement for consequential damages of the other party.

        13.4.     TAX INDEMNIFICATION.

                  13.4.1. Leavitt will be responsible for, will pay or cause to be paid, and will indemnify and hold harmless each Purchaser Indemnity from and against, any and all Losses for or in respect of each of the following:

                          (i) any and all Taxes arising out of or relating to operations of the Business or other business or operations of, transactions involving, and distributions made by or to, Leavitt, Sub or any other member of an Affiliated Group, or the assets of any of them, with respect to any taxable period (or portions thereof) of the Business or Sub (or any predecessor) ending on or before the Closing Date;

                          (ii) any and all Taxes of any member (other than Leavitt or Sub) of an affiliated, consolidated, combined, or unitary group of which Leavitt or Sub (or any predecessor) is or was a member on or prior to the Closing Date by reason of the liability of Leavitt or Sub pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign Law;

                          (iii) Taxes asserted against any person for which any Purchaser Indemnity is liable under any agreement entered into by Leavitt or Sub prior to the Closing to indemnify such person; and

                          (iv) any breach by Leavitt of any representation, warranty, covenant, or agreement contained in Sections
                          4.8 or 13.4;

                          provided, however, that Leavitt shall not be liable for or obligated to indemnify any Purchaser Indemnity for any Losses or Taxes to the extent such Taxes (A) result from an election or deemed election by Purchaser under Section 338 of the code with respect to Sub (or any analogous provision under any state, local or foreign tax law), (B) arise as a result of the business, operations or transactions of Purchaser or Sub after the Closing; (C) are reflected as liabilities or accruals in the Closing Statement or;
                          (D) are payable by Purchaser pursuant to Section
                          6.9.4.

                  13.4.2. Purchaser agrees to pay, and to indemnify Leavitt in respect of, and hold Leavitt harmless from and against, any and all Losses for or in respect of Taxes incurred by, imposed upon, or assessed against Leavitt or any affiliate of Leavitt (other than Sub) (i) relating to the business and operations of Purchaser, the Business or Sub after the Closing Date or
                  (ii) to the extent reflected as a liability in the Closing Statement.

                  13.4.3. Purchaser will promptly notify Leavitt of the commencement of any claim, audit, examination, or other proposed change or adjustment by an taxing authority concerning any Taxes or other Losses covered by Section 13.4.1 ("Tax Claim"). Leavitt shall control the defense and settlement of any Tax audit or administrative or court proceeding relating to (i) any Seller Consolidated Returns

                  (as defined below) and (ii) taxable periods of the Business or Sub beginning on or prior to the Closing Date; provided, however, that if the results of any such Tax audit or administrative or court proceeding could reasonably be expected to be material to Purchaser, the Business or Sub, then Purchaser may, at its expense, participate in any such contest or proceeding upon written notice to Leavitt and neither party shall compromise or settle such contest or refund suit without the consent of the other. Leavitt shall promptly notify Purchaser if it decides not to participate in the defense or settlement of any such Tax audit or administrative or court proceeding and Purchaser thereupon shall be permitted to defend and settle such Tax audit or proceeding. Leavitt will promptly notify Purchaser of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority which may affect the liability of Purchaser or Sub for Taxes (including any audit or proceeding relating to Seller Consolidated Returns) and Leavitt shall keep Purchaser duly informed on a regular and periodic basis of the progress thereof. For purposes of this Agreement, "Seller Consolidated Returns" shall mean all consolidated, combined, affiliated or unitary Tax Returns which include the Business, or Sub with respect to the Business' or Sub's taxable income or loss for periods beginning prior to the Closing Date.

                  13.4.4. Any claim for indemnify hereunder may be made at any time prior to sixty days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

14.      EXCLUSIVE DEALING.

         14.1. PROHIBITIONS ON ACQUISITION PROPOSALS. Except as otherwise set forth in this Section 14.1, at any time subsequent to the date of this Agreement, Leavitt shall not authorize or permit any officer, director, agent or employee of, or any investment banker, financial advisor, attorney, accountant or other representatives retained by, Leavitt or any affiliate of Leavitt (each a "Seller Representative"), to, directly or indirectly, (i) solicit, initiate, seek or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, an Acquisition Proposal (as defined below) from any person other than Purchaser (a "Third Party"), or (ii) engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal (as defined below); provided, however, that Purchaser hereby acknowledges that Leavitt has had negotiations with a Third Party which is an affiliate of Chase (and not a competitor of Leavitt) regarding an Acquisition Proposal to be entered into if and only if the transactions contemplated hereby are not closed on or before March 31, 2001 (the "Back-up Transaction"), and such continuing negotiations and the execution and delivery by Leavitt of any definitive written agreement with respect to the Back-up Transaction shall not violate any of Leavitt's obligations hereunder, including without limitation this Section 14.

         14.2. TERMINATIONS RELATED TO ACQUISITION PROPOSAL. Upon execution by Leavitt of this Agreement, Leavitt will terminate any solicitations, encouragement, activities, discussions and negotiations with any parties conducted heretofore by Leavitt or any Seller Representatives with respect to any Acquisition Proposal.

         14.3. DEFINITION OF ACQUISITION PROPOSAL. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer by a Third Party for (i) any merger, consolidation, share exchange, business combination or other similar transaction in which the Business would be acquired by any person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Business, in a single transaction or series of transactions (whether related or unrelated) other than in the ordinary course of business,
(iii) any exchange offer for outstanding shares of Leavitt's common stock or debt securities pursuant to which the Business or any portion thereof (including the capital stock of Sub) would be acquired by any Third Party, or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

15.      POST-CLOSING TAX MATTERS.

         15.1. LEAVITT TAX RETURNS. Leavitt will prepare and file, or cause to be prepared and filed, all appropriate and necessary Tax Returns which include, on a consolidated or any other reporting basis, the results of operations of the Business and Sub for all taxable periods ending on or before the Closing Date, including the period beginning January 1, 2001, through the Closing Date (the "Interim Tax Returns") (collectively, the "Seller Tax Returns"). Leavitt will timely pay or discharge, or cause to be paid or discharged, any and all Taxes for which the Business and Sub may be held liable as a result of Seller Tax Returns, unless such Taxes are being contested in good faith; provided, however, nothing in this Section 15.1 shall be construed to limit Leavitt's or Purchaser's indemnification rights set forth in Article 13. Leavitt and its affiliates will not amend any Seller Consolidated Return with respect to Sub in a manner which may adversely affect tax liability of Sub in a taxable period ending after the Closing Date without consulting with Purchaser.

         15.2. PURCHASER TAX RETURNS. Purchaser will timely prepare and file, or cause to be prepared and filed, all appropriate and necessary returns, reports and estimates for all Taxes of Sub which relate to taxable periods ending after the Closing Date, including the period from and after the Closing Date through December 31, 2001 (collectively, the "Purchaser Tax Returns"). To the extent any Purchaser Tax Return relates to the operations of Sub during any period prior to the Closing Date, Purchaser will consult with Leavitt in the preparation of such Tax Returns and shall not file such tax return until obtaining the written consent of Leavitt (which consent shall not be unreasonably withheld). Purchaser will pay or cause to be paid to the taxing authority any and all Taxes due as a result of Purchaser Tax Returns required to be filed pursuant to the preceding sentence, unless such Taxes are being contested in good faith; provided, however, Leavitt shall pay to and reimburse Purchaser for any Taxes paid by Purchaser or Sub under or pursuant to the Purchaser Tax Returns to the extent relating to the operations of the Business prior to the Closing Date within five days after Leavitt delivers written consent to the filing of the Purchaser Tax Return pursuant to which such Tax is payable but in no event earlier than two (2) days prior to the due date of such Tax, and nothing in this Section 15.2 shall be construed to limit any Purchaser Indemnitee's indemnification rights set forth in Article 13.

         15.3. ALLOCATION OF STRADDLE PERIOD TAXES. For purposes of Section 2.4.2, Section 13.4, and this Article 15, Taxes arising out of or relating to operations of the Business or Sub for any taxable period beginning on or before the Closing Date and ending after the Closing Date shall be allocated to pre-closing and post-closing periods based upon an interim closing of the books as of the Closing Date, except for ad valorem taxes which shall be prorated on a daily basis.

         15.4. COOPERATION. Purchaser and Leavitt agree to furnish or cause to be furnished to each other, upon request as promptly as practicable, such information (including without limitation, access to books and records) and reasonable assistance relating to the Business or Sub as is reasonably necessary for the preparation and filing of any Tax Return contemplated in this Article 15, for the preparation for any audit, and for the prosecution of any proceeding in respect of any proposed adjustment. Purchaser and Leavitt shall cooperate with each other in the conduct of any audit or other proceedings involving the Business and Sub or any entity with which they are or were consolidated or combined for any Tax purposes and each shall execute and deliver such documents as are necessary to carry out the intent of this Article 15.

         15.5. TAX REFUND. Leavitt shall be entitled to any Tax refund with respect to Seller Tax Returns and with respect to the portion of any Purchaser Tax Returns to the extent relating to the operation of the Business prior to or on the Closing Date; provided, however, that in the event that the Business or Sub has a carryback from a taxable period ending after the Closing Date which may be carried back to a Leavitt Consolidated Return, Leavitt shall promptly pay to Purchaser any refund of Taxes which is attributable to such carryback when and to the extent received by or credited for the benefit of Leavitt. In the event that such carryback is subsequently disallowed by the Internal Revenue Service, Purchaser will promptly repay such refund to Leavitt, together with all interest payable to the IRS, in the event there is a final determination that such refund is not allowable.

16.      INDUCEMENT AND GUARANTY.

         16.1. TERMINATION FEE. To induce Purchaser and Guarantors to execute this Agreement and in consideration thereof, Chase hereby guarantees the payment obligation of Leavitt to pay to Purchaser the Leavitt Termination Fee as provided in Section 11.3.3, when and if due. The guaranty set forth herein by Chase is absolute, unconditional, a guarantee of payment, may not be revoked by Chase and shall continue to be effective after any attempted revocation by Chase and shall not be subject to set-off, counterclaim, reduction, recoupment, reduction or dimuntion, or any defense of any kind or nature that Chase or Leavitt may have against Purchaser or any other party or that Chase may have against Leavitt or any other party. In the event of default by Leavitt in payment of the Leavitt Termination Fee, or any part thereof, when the Leavitt Termination Fee becomes due, Chase shall, on demand, and without further notice of dishonor and without any notice having been given to Chase previous to such demand of the acceptance by Purchaser of this Agreement, and without any notice having been given to Chase previous to such demand of the creating or incurring of the Leavitt Termination Fee, pay the amount due herein to Purchaser at its office as set forth in this Agreement, and it shall not be necessary for Purchaser, in order to enforce such payment by Chase, first, to institute suit or exhaust its remedies against Leavitt or others liable for the Leavitt Termination Fee, to have Leavitt joined with Chase in any suit brought under this Agreement or to enforce its rights against any security which shall ever have been given to secure such fees. Chase expressly agrees to be primarily liable therefor jointly and severally with Leavitt to extent of its guaranty set forth herein. Chase agrees that Leavitt may modify the terms of this Agreement, other than increasing the amount of the Leavitt Termination Fee, without notice to Chase and without affecting in any manner the unconditional obligation of Chase hereunder. Chase acknowledges and agrees that the liabilities created by this guaranty are direct and are not conditioned upon pursuit by Purchaser of any remedy that Purchaser may have against Leavitt or any other person or any security. No invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency or other similar law, or any law or order of any government agency thereof purporting to reduce, amend or otherwise affect the Leavitt Termination Fee shall impair, affect or be a defense to the obligations of Chase under this guaranty.

         16.2. OTHER OBLIGATIONS. To induce Purchaser and Guarantors to execute this Agreement and in consideration thereof, Chase hereby guarantees the payment obligations of Leavitt under Sections 3.4, 3.5, 13.1.1 and 13.4.1, to the extent and when and if due by Leavitt. The guaranty set forth herein by Chase is absolute, unconditional, a guarantee of payment, may not be revoked by Chase and shall continue to be effective after any attempted revocation by Chase, but, subject to Section 3.5.5, shall be subject to any defense to payment or liability or any right of set-off, counterclaim, reduction, recoupment, reduction or dimuntion, or any other defense of any kind or nature, that Leavitt or Chase may have against Purchaser except as provided in the last sentence of this Section 16. Chase expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor and any other notice in connection its obligations under this Section 16 and agrees to be primarily liable therefor jointly and severally with Leavitt. Chase agrees that Leavitt may modify the terms of this Agreement without notice to Chase and without affecting in any manner the obligation of Chase hereunder. Subject to the forgoing, Chase acknowledges and agrees that the liabilities created by this
Section 16 are direct and are not conditioned upon pursuit by Purchaser of any remedy that Purchaser may have against Leavitt or any other person or any security. No invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency or other similar law, or any law or order of any government agency thereof purporting to reduce, amend or otherwise affect the obligations of Leavitt under Sections 3.4, 3.5, 13.1.1 or 13.4.1 shall impair, affect or be a defense to the obligations of Chase under this guaranty.

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                                PINKERT INDUSTRIAL GROUP, L.L.C.


                                                By: /s/ Dale R. Pinkert
                                                   -----------------------------
                                                Name:  Dale R. Pinkert
                                                     ---------------------------
                                                Title:  Manager
                                                      --------------------------



                                                LEAVITT TUBE COMPANY, INC.


                                                By:  /s/ Michael T. Segraves
                                                   -----------------------------
                                                Name:  Michael T. Segraves
                                                     ---------------------------
                                                Title:  Vice President
                                                      --------------------------

Each of the following hereby join into
this Agreement solely for the purpose           CHASE INDUSTRIES INC.
as specifically referenced herein:

                                                By:  /s/ Michael T. Segraves
                                                   -----------------------------
                                                Name:  Michael T. Segraves
                                                     ---------------------------
                                                Title:  Vice President
                                                      --------------------------


                                                /s/ Dale R. Pinkert
                                                --------------------------------
                                                Dale R. Pinkert

                                                /s/ Robert Pinkert
                                                --------------------------------
                                                Robert Pinkert

                                     ANNEX A

                              LIST OF DEFINED TERMS

"Acquisition Proposal" shall have the meaning given such term in Section 14.3.

"Actual Uncollected Receivables" shall have the meaning given such term in
Section 3.5.1.

"affiliate" shall have the meaning given such term in Section 11.13.

"Affiliated Group" shall have the meaning given such term in Section 4.8.1.

"Agreement" shall have the meaning given such term in the first paragraph of this Agreement.

"Assumed Liabilities" shall have the meaning given such term in Section 2.3.

"Assumed Plans" shall have the meaning given such term in Section 4.20.4.

"Back-up Transaction" shall have the meaning given such term in Section 14.1.

"Balance Sheet" shall have the meaning given such term in Section 4.6.2.

"Benefit Programs" shall have the meaning given such term in Section 4.20.1.

"Business" shall have the meaning given such term in the second paragraph of this Agreement.

"Cash Consideration" shall have the meaning given such term in Section 2.1.

"CBCC" shall have the meaning given such term in Section 1.3.4.

"CERCLA" shall have the meaning given such term in Section 4.18.2.

"Chase" shall have the meaning given such term in the first paragraph of this Agreement.

"Closing" shall have the meaning given such term in Section 3.1.

"Closing Date" shall have the meaning given such term in Section 3.1.

"Closing Net Assets" shall have the meaning given such term in Section 3.4.1.

"Closing Statement" shall have the meaning given such term in Section 3.4.1.

"COBRA" shall have the meaning given such term in Section 6.6.7.

"COBRA Coverage" shall have the meaning given such term in Section 6.6.7.

"C.O.D. Basis" shall have the meaning given such term in Section 3.5.1

"C.O.D. Customers" shall have the meaning given such term in Section 3.5.1.


                                   Annex A-1

"Code" shall have the meaning given such term in Section 2.2.

"Collective Bargaining Agreements" shall have the meaning given such term in
Section 6.6.1.

"Continued Employees" shall have the meaning given such term in Section 6.6.1.

"Contract Costs" shall have the meaning given such term in Section 3.6.1.

"Credit Agreement" shall have the meaning given such term in Section 4.5.

"De Minimus Loss" shall have the meaning given such term in Section 13.3.1.

"Deductible" shall have the meaning given such term in Section 13.3.1.

"Disagreement Notice" shall have the meaning given such term in Section 3.4.2.

"Effective Time" shall have the meaning given such term in Section 3.3.

"Environmental Law" shall have the meaning given such term in Section 4.18.2.

"Environmental Permit" shall have the meaning given such term in Section 4.18.2.

"ERISA" shall have the meaning given such term in Section 4.20.1.

"ERISA Plans" or "ERISA Plan" shall have the meaning given such term in Section 4.20.1.

"Excluded Assets" shall have the meaning given such term in Section 1.3.

"Excluded Liabilities" shall have the meaning given such term in Section 2.4.

"Existing COBRA Continuees" shall have the meaning given such term in Section 6.6.7.

"Financial Statements" shall have the meaning given such term in Section 4.6.

"Financing Commitment" shall have the meaning given such term in Section 5.6.

"GAAP" shall have the meaning given such term in Section 4.6.

"Guarantor" shall have the meaning given such term in Section 11.3.4.

"Holco Real Property" shall have the meaning given such term in Section 4.9.1.

"Indemnifying Party" shall have the meaning given such term in Section 13.2.1.

"Indemnitee" shall have the meaning given such term in Section 13.2.1.

"Independent Accountants" shall have the meaning given such term in Section
3.4.3.

"Initial Surveys" shall have the meaning given such term for Section 6.9.3.


                                   Annex A-2

"Initial Title Commitments" shall have the meaning given such term for Section 6.9.1.

"Interim Tax Returns" shall have the meaning given such term in Section 15.1.

"IRS" shall have the meaning given such term in Section 4.8.9.

"Klima" shall have the meaning given such term in Section 6.2.3.

"Klima Change of Control Agreement" shall have the meaning given such term in
Section 6.2.3.

"Landlord" shall have the meaning given such term in Section 3.2.3.

"Leavitt" shall have the meaning given such term in the first paragraph of this Agreement.

"Leavitt 401(k) Plan" shall have the meaning given such term in Section 6.6.6.

"Leavitt Party" or "Leavitt Parties" shall have the meaning given such term in
Section 6.3.3.

"Leavitt Termination Fee" shall have the meaning given such term in Section 11.3.3.

"Liens" shall have the meaning given such term in Section 1.1.

"Losses" shall have the meaning given such term in Section 13.1.1.

"Madison County Estoppel Certificates" shall have the meaning given such term in
Section 3.2.3.

"Madison County Lease Consents" shall have the meaning given such term in
Section 3.2.3.

"Madison County Leases" shall have the meaning given such term in Section 3.2.3.

"Marks" shall have the meaning given such term in Section 4.12.2.

"Material Adverse Effect" shall have the meaning given such term in Section 4.7.

"Material Agreements" shall have the meaning given such term in Section 4.22.3.

"Non-Assignable Purchased Contracts" shall have the meaning given such term in
Section 3.6.1.

"Non-Assumed Plans" shall have the meaning set forth in Section 1.3.9.

"October 1988 Lease" shall have the meaning given such term in Section 3.2.3.

"PBGC" shall have the meaning given such term in Section 4.20.3.

"Permitted Encumbrances" shall have the meaning given such term in Section
11.13.

"Permitted Exception" shall have the meaning given such term in Section 11.13.

"Prime Rate" shall have the meaning given such term in Section 3.4.4.


                                   Annex A-3

"Purchase Price" shall have the meaning given such term in Section 2.1.

"Purchased Assets" shall have the meaning given such term in Section 1.2.

"Purchased Contracts" shall have the meaning given such term in Section 1.2.6.

"Purchased Fixed Assets" shall have the meaning given such term in Section
1.2.3.

"Purchased Inventory" shall have the meaning given such term in Section 1.2.4.

"Purchased Leasehold Premises" shall have the meaning given such term in Section 1.2.2.

"Purchased Proprietary Rights" shall have the meaning given such term in Section 1.2.8.

"Purchased Real Estate" shall have the meaning given such term in Section 1.2.1.

"Purchased Receivables" shall have the meaning given such term in Section 1.2.5.

"Purchased Records" shall have the meaning given such term in Section 1.2.7.

"Purchaser" shall have the meaning given such term in the first paragraph of this Agreement.

"Purchaser Group" shall have the meaning given such term in Section 6.6.2.

"Purchaser Indemnitees" shall have the meaning given such term in Section
13.1.1.

"Purchaser Qualified Plans" shall have the meaning given such term in Section 6.6.5.

"Purchaser Tax Returns" shall have the meaning given such term in Section 15.2.

"Purchaser Termination Fee" shall have the meaning given such term in Section 11.3.3.

"Purchaser Welfare Plans" shall have the meaning given such term in Section
6.6.4.

"Real Estate" shall have the meaning given such term in Section 6.9.1.

"reasonable efforts" shall have the meaning given such term in Section 11.13.

"recalls" shall have the meaning given such term in Section 4.21.

"Receivable Allowance" shall have the meaning given such term in Section 3.5.3.

"Receivable Disagreement Notice" shall have the meaning given such term in
Section 3.5.2.

"Receivable Statement" shall have the meaning given such term in Section 3.5.1.

"Residual Liability" shall have the meaning given such term in Section 2.3.9.

"Residual Liability Cap" shall have the meaning given such term in Section
2.3.9.


                                   Annex A-4

"Robinson-Humphrey" shall have the meaning given such term in Section 4.34.

"Seller Consolidated Returns" shall have the meaning given such term in Section 13.4.3.

"Seller Group" shall have the meaning given such term in Section 4.20.1.

"Seller Indemnitees" shall have the meaning given such term in Section 13.1.2.

"Seller Plans" shall have the meaning given such term in Section 4.20.1

"Seller Representative" shall have the meaning given such term in Section 14.1.

"Seller Tax Returns" shall have the meaning given such term in Section 15.1.

"Shares" shall have the meaning given such term in Section 1.1.

"Statements of Operations" shall have the meaning given such term in Section 4.6.1.

"Sub" shall have the meaning given such term in the second paragraph of this Agreement.

"Tax Claim" shall have the meaning given such term in Section 13.4.3.

"Tax Returns" shall have the meaning given such term in Section 4.8.1

"Taxes" shall have the meaning given such term in Section 4.8.

"Third Party" shall have the meaning given such term in Section 14.1.

"Title Policies" shall have the meaning given the term in Section 6.9.2.

"Title Policy Cost" shall have the meaning given the term in Section 6.9.4.

"UNR" shall have the meaning given such term in Section 3.2.3.

"WARN" shall have the meaning given such term in Section 6.6.11.



                                   Annex A-5

                                                                       EXHIBIT A

                               TRANSFER AGREEMENT

                  This Transfer Agreement is made as of the date set forth below by and among Leavitt Tube Company, Inc. ("Leavitt") and Pinkert Industrial Group, LLC ("Pinkert") to transfer plan sponsorship and administration of the _____________, including any associated funding vehicle, (the "Plan or Contract") from the Leavitt controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Leavitt Control Group") to Pinkert.

                  WHEREAS, Leavitt established and maintained the Plan or Contract for the benefit of its eligible employees; and

                  WHEREAS, on ____________, 2001 (the "Transfer Date"), Pinkert purchased a substantial portion of Leavitt's assets and began employing the Plan or Contract participants; and

                  WHEREAS, as of the date that Pinkert purchased the assets of Leavitt, the members of the Leavitt Control Group no longer employed the Plan or Contract participants; and

                  WHEREAS, the Leavitt Control Group desires to transfer sponsorship and administration of the Plan or Contract, and Pinkert desires to assume sponsorship and administration of the Plan or Contract;

                  NOW, THEREFORE, in consideration of their mutual undertakings, the parties hereto agree to the following:

                  1. Pinkert hereby assumes sponsorship and administration of the Plan or Contract and is hereby substituted for any current or former member of the Leavitt Control Group as "Employer" and "Administrator" under the Plan or Contract as of the Transfer Date.

                  2. All references in the Plan or Contract to any current or former member of the Leavitt Control Group are hereby changed to references to Pinkert, and Pinkert assumes all powers, duties, rights, privileges, obligations and liabilities of any such member under the Plan or Contract.

                  3. The Plan or Contract shall be maintained and administered by Pinkert in accordance with its terms subject to the same powers to amend or terminate the Plan or Contract previously reserved to Leavitt.

                  4. Each current and former member of the Leavitt Control Group, to the fullest extent permitted by law, is hereby relieved of all responsibilities and liabilities for actions taken with respect to the Plan or Contract, including the obligation to make contributions and pay benefits under the Plan or Contract, which are hereby expressly assumed by Pinkert.

                  5. Pinkert shall be responsible for (a) filing any Annual Return/Report of Employee Benefit Plan (IRS Form 5500 series) for the Plan or Contract for any plan year ending after the Transfer Date, and (b) any penalties assessed by any governmental agency with respect to such an Annual Return/Report. Leavitt shall remain responsible for (a) filing any Annual Return/Report of Employee Benefit Plan (IRS Form 5500 series) for the Plan or Contract for any plan year ending before the Transfer Date, and (b) any penalties assessed by any governmental agency with respect to such an Annual Return/Report. Leavitt and Pinkert shall cooperate with respect to such filings.

                  6. Pinkert hereby assumes all the obligations under any and all agreements with respect to the Plan or Contract between any member of the Leavitt Control Group and any third party administrator, recordkeeper, trustee or custodian.

                  7. Pinkert shall be responsible for amending the Plan or Contract as specified in Section 6.6.6 of the Agreement and to comply with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and any subsequent legislation.

                                                                       EXHIBIT B

                    OPINION OF CHASE'S AND LEAVITT'S COUNSEL

         As used herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

         1. Each of Chase, Leavitt and Sub is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to carry on the business as now being conducted by it and to own or holder under lease the Purchased Assets owned or held under lease by it.

         2. Leavitt has full corporate power and authority to enter into the Agreement, to sell, convey, assign, transfer and deliver the Shares and the Purchased Assets to Purchaser as provided in the Agreement and to enter into and carry out any other transactions and agreements contemplated thereby. Chase has full corporate power to enter into the Agreement and perform its obligations thereunder.

         3. The authorized, issued and outstanding capital stock of Sub is as set forth on Schedule 4.2.

         4. All corporate and other proceedings required to be taken by or on the part of Leavitt to authorize Leavitt to execute and deliver the Agreement, to sell, convey, assign, transfer and deliver the Purchased Assets and the Shares pursuant to the Agreement and to enter into and carry out the other transactions contemplated thereby, have been fully and properly taken. All corporate and other proceedings required to be taken by or on the part of Chase to authorize Chase to execute and deliver the Agreement have been fully and properly taken.

         5. The Agreement has been fully executed and delivered by each of Chase and Leavitt and constitutes the valid and binding obligation of each of Chase and Leavitt, enforceable against each of Chase and Leavitt in accordance with its terms, except as such terms may be limited by (i) any applicable bankruptcy, reorganization, moratorium or similar laws, now or hereafter in effect, affecting the enforceability of creditors' rights generally or (ii) general principles of equity; provided, that Chase's and Leavitt's counsel shall not be required to express any opinion as to the valid and binding effect or enforceability of the provisions of Section 11.15 of the Agreement.

         6. The execution and delivery of the Agreement by each of Chase and Leavitt and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach of or constitute a default under, (ii) result in the creation of any Lien, security interest, charge or other encumbrance upon the Purchased Assets pursuant to, or (iii) give any third party the right to accelerate any obligation under, any provision of: (1) the certificates or articles of incorporation and bylaws of Chase or Leavitt, (2) any indenture, mortgage, lease, loan agreement or other agreement or instrument listed on Schedules 1.2.6 or 4.9, (3) any law, statute, rule or regulation known to us to which Leavitt is subject or (4) any judgment or decree known to us to which Leavitt is subject.

         7. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other government authority is required in connection with the execution and delivery of the Agreement by Chase or Leavitt and the consummation of the transactions contemplated thereby, except those which have been accomplished or obtained or waived in writing by Purchaser.

         8. To our knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Leavitt, at law or in equity, or before by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect its performance under the Agreement or the consummation of the transactions contemplated thereby.

         Such counsel may qualify its opinion to the effect that it assumes the laws of the State of Illinois are identical to the laws of the State of Texas. Purchaser hereby consents in advance to such qualification.

         Such opinion may contain customary and reasonable qualifications.

                                                                       EXHIBIT C

                  OPINION OF PURCHASER'S, DALE R. PINKERT'S AND
                            ROBERT PINKERT'S COUNSEL

         1. Purchaser is a Limited Liability Company validly existing in good standing under the laws of the State of Illinois.

         2. Each of Purchaser, Dale R. Pinkert and Robert Pinkert has all requisite power and authority to enter into the Agreement and perform its obligations thereunder.

         3. All actions and other proceedings required to be taken by or on the part of Purchaser to authorize Purchaser to execute and deliver the Agreement and to enter into and carry out the other transactions contemplated thereby, have been fully and properly taken.

         4. The Agreement has been fully authorized, executed and delivered by each of Purchaser, Dale R. Pinkert and Robert Pinkert, and constitutes a valid and binding obligation of each of Purchaser, Dale R. Pinkert and Robert Pinkert, enforceable in accordance with its terms against each of Purchaser, Dale R. Pinkert and Robert Pinkert, except as such terms may be limited by (i) any applicable bankruptcy, reorganization, moratorium or similar laws, now or hereafter in effect, affecting the enforceability of creditors' rights generally or (ii) general principles of equity.

         5. The execution and delivery of the Agreement by Purchaser, Dale R. Pinkert and Robert Pinkert and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach of or constitute a default under, (ii) result in the creation of any Lien, security interest, charge or other encumbrance upon the assets of Purchaser, Dale R. Pinkert or Robert Pinkert pursuant to, or (iii) give any third party the right to accelerate any obligation under, any provision of: (1) the certificates or articles of organization of Purchaser, (2) any indenture, mortgage, lease, loan agreement or other agreement or instrument known to us (except Liens created pursuant to financing agreements entered into by Purchaser for the purpose of consummating the transactions contemplated hereby), (3) any law, statute, rule or regulation known to us to which either of Purchaser, Dale R. Pinkert or Robert Pinkert is subject or (4) any judgment or decree known to us to which either of Purchaser, Dale R. Pinkert or Robert Pinkert is subject.

         6. To our knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Purchaser, Dale R. Pinkert or Robert Pinkert, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect Purchaser's Dale R. Pinkert's or Robert Pinkert's performance under the Agreement or the consummation of the transactions contemplated thereby.

         7. No permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental agency is required in connection with the execution and delivery of the Agreement by Purchaser, Dale
R. Pinkert or Robert Pinkert and the consummation of the transactions contemplated thereby, except those which have been accomplished or obtained or waived in writing by Leavitt.

         Such opinion may contain customary and reasonable qualifications.

                                   SCHEDULES



         The Schedules to the Purchase and Sale Agreement included herewith as
Exhibit 2.1 have been omitted as permitted under item 601(b)(2) of Regulation S-K. A list of omitted schedules is included at page (v) of the Purchase and Sale Agreement included as Exhibit 2.1.

        Chase Industries Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.